Exhibit 4.33

EXECUTION VERSION

AMENDED AND RESTATED HOLDCO SHAREHOLDERS’ AGREEMENT

amongst

PLATEAU RESOURCES PROPRIETARY LIMITED

RUSTENBURG PLATINUM MINES LIMITED

and

BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED

(“previously known as “Richtrau No. 179 (Proprietary) Limited)”)

32.	DISPUTE RESOLUTION	66
33.	RELATIONSHIP OF THE PARTIES	68
34.	BREACH	68
35.	DOMICILIUM	69
36.	COSTS	70
37.	GOVERNING LAW	70
38.	COUNTERPARTS	70
39.	SEVERANCE	71
40.	GENERAL	71

Schedule 1	MINORITY PROTECTIONS	75
Schedule 2	BEE PRINCIPLES AND PRE-EMPTIVE RIGHTS	82
Schedule 3.1
Schedule 3.2
Schedule 4

HOLDCO SHAREHOLDERS’ AGREEMENT

1.	PARTIES

1.1	PLATEAU RESOURCES PROPRIETARY LIMITED

1.2	RUSTENBURG PLATINUM MINES LIMITED

1.3	BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED

2.	INTERPRETATION

2.1	The headnotes to the clauses of this Agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof.

2.2	Unless inconsistent with the context, the expressions set forth below shall bear the following meanings:

2.2.1	“AAPL”	Anglo American Platinum Limited, a public company incorporated in accordance with the laws of the Republic, registration number 1946/022452106;

2.2.2	“AAPL Funding Agreements”

any and all agreements to be entered into amongst any one or more of the members of the AAPL Group and any one or more of the Atlatsa Parties, in respect of monies to be directly and/or indirectly lent, advanced and/or invested in Plateau by the AAPL Group in connection with, amongst other things: i) the June 2009 Transaction; and ii) the Refinancing Transaction;

2.2.3	“AAPL Group”	the Group of entities comprising AAPL and RPM and their respective direct and indirect Subsidiary Companies, from time to time;

2.2.4	“AAPL Old Order Rights”	all old order rights (as defined in schedule II of the MPRD Act) held as at the Original Signature Date by those companies which are a part of the AAPL Group as at the Original Signature Date, including (without limitation) the Old Order Rights, set out in the list attached to schedule 5 of the Original Shareholders Agreement;

2.2.5	“Acquisition Agreements”	Acquisition Agreements, as defined in the Implementation Agreement;

2.2.6	“AFSA”	Arbitration Foundation of Southern Africa;

2.2.7	“Agreement”	this Holdco Shareholders’ Agreement, together with the schedules hereto;

2.2.8	“Atlatsa”

Atlatsa Resources Corporation (previously known as Anooraq Resources Corporation), a public company incorporated in accordance with the laws of British Columbia, Canada, registration number 10022-2033;

2.2.9	“Atlatsa Corporate Services”

Camipath Proprietary Limited (to be renamed Atlatsa Corporate Services South Africa Proprietary Limited), a private company incorporated in accordance with the laws of the Republic, registration number 2012/146949/07;

2.2.10	“Atlatsa Group”	the group of entitles comprising the Atlatsa Parties and their respective direct and indirect Subsidiary Companies, from time to time;

2.2.11	“Atlatsa Parties”	collectively:

2.2.11.1		Atlatsa;

2.2.11.2		Atlatsa Corporate Services;

2.2.11.3		Plateau;

2.2.11.4		Pelawan;

2.2.11.5		the Pelawan Trust; and

2.2.11.6		any person (including, without limitation, any incorporated person and/or trust) which shall from time to time Control Holdco;

2.2.12	“B Preference Share Documents”	the B Preference Share Documents, as defined in the Senior Facilities Agreement;

2.2.13	“Bankable Feasibility Study”

a comprehensive document or documents that address(es) all matters which are customarily required for an effective assessment of whether development and mining of a mining area is capable of being financed by third party lenders, in such form and detail as is required for the purposes of determining whether to finance the development of a commercial mining operation within the mining area, including but not limited to chapters on: ownership, location, geology, ore reserves, metallurgy, mining, materials handling, processing, ancillary facilities and site services, infrastructure for and availability of labour, energy supply, environmental impact studies and rehabilitation obligations, capital costs, costs to be incurred to sustain production including initial working capital, the time to critical path to place the mine into production and financing requirements throughout the construction phase, financial analysis (including price sensitivity analysis) assumptions as to mineral prices, exchange rates and the like;

2.2.14	“Base Case Model”	Base Case Model, as defined in the Senior Facilities Agreement;

2.2.15	“Base Date”	from time to time, the later of the following dates:

2.2.15.1		the Initial Commencement Date;

2.2.15.2		in the event that a Permitted Structural Change shall have occurred, the date on which the most recent Permitted Structural Change shall have occurred; and

2.2.15.3

in the event that an Initial Period Default shall have occurred and RPM shall have failed for whatever reason to timeously exercise its rights in terms of clause 4 of the BEE Principles Schedule, the date on which the most recent of such Initial Period Defaults shall have occurred.

2.2.16	“BEE”	broad-based black economic empowerment, as envisaged in terms of the MPRD Act and/or the Charter;

2.2.17	“BEE Principles Schedule”	schedule 2 to this Agreement;

2.2.18	“Beneficial Owner”

in relation to an asset, a person who, directly or indirectly (that is, through any contract, arrangement, understanding, relationship, including shareholding, membership, association, trust, legal representation or agency):

2.2.18.1		receives Financial Benefits accruing to and/or from such asset;

2.2.18.2	has or shares (only to the extent that it shares) the power to dispose, or to direct the disposition, of such asset; and

2.2.18.3

where such asset consists of Equity, has or shares (only to the extent that it shares) the power to vote, or to direct the voting of, the voting rights attaching to such Equity, provided that it is specifically acknowledged and agreed amongst the Parties that:

2.2.18.3.1	a person may be the Beneficial Owner of an asset notwithstanding that title to such asset may be held in the name of another person;

2.2.18.3.2

the Beneficial Ownership of any asset shall be determined without taking into account the Debt and/or security over and/or attaching to such asset to the extent that such Debt and/or security is held by a person other than the Beneficial Owner;

2.2.18.3.3

as at the Initial Commencement Date, and on the basis that the content of schedules 3.1 and 3.2 are correct:

•    Pelawan shall be an HDP;

•    no person, or persons acting in concert, shall Control Pelawan;

•    the Ultimate Control Person (as such term is defined in the definition of “Control”) of Holdco (who shall be the Beneficial Owner of the Business) shall be Pelawan; and

•    the HDP Beneficial Ownership of the Business shall be 26%, calculated by multiplying the percentage Beneficial Ownership of Pelawan (an HDP) in Atlatsa (51%) by the percentage Beneficial Ownership of Atlatsa in Plateau (100%); then by multiplying such product by the percentage Beneficial Ownership of Plateau in Holdco (51%); and then by multiplying such product by the percentage Beneficial Ownership by Holdco of the Business (100%), expressed as a percentage and as depicted in Schedule 3.1; and

•    in the event that non-HDPs acquire Beneficial Ownership of up to 50% minus one voting share of Pelawan’s issued share capital, then, ceteris paribus, Pelawan shall remain an HDP and the 26% HDP Beneficial Ownership of the Business referred to in 2.2.18.3.3 above would remain the same, as depicted in Schedule 3.1.

and “Beneficially Owned”, “Beneficially Owning”, “Beneficially Own” and “Beneficial Ownership” shall have corresponding meanings;

2.2.19	“Board”	the board of Directors of Holdco from time to time;

2.2.20	“Boikgantsho”	Boikgantsho Platinum Mine Proprietary Limited, a private company incorporated in accordance with the laws of the Republic, registration number 2003/012394/07;

2.2.21	“Boikgantsho Sale of Assets Agreement”	Boikgantsho Sale of Assets Agreement, as defined in the Implementation Agreement;

2.2.22	“Business”	collectively, the Ga-Phasha Business, the LPM Business and the Kwanda Sale Assets;

2.2.23	“Business Day”	every day except Saturdays, Sundays and statutory holidays in the Republic and/or British Columbia;

2.2.24	“Cash”	Cash, as defined in the Senior Facilities Agreement;

2.2.25	“Cash Equivalent Investments”	Cash Equivalent Investments, as defined in the Senior Facilities Agreement;

2.2.26	“Change of Control”

any event, notwithstanding the manner in which it shall occur and/or come about (specifically including, but not limited to, any such event which shall be a consequence of a Permitted Structural Change and/or the implementation of a Cure), which has the effect that any party which is, as at the relevant date, Controlled by any other party, or any number of parties acting in concert (collectively “Controlling Entities”); shall cease for whatever reason to be Controlled by such Controlling Entities; provided that in respect of the parties comprising the Controlling Group Structure, an Excluded Change shall not constitute a Change of Control;

2.2.27	“Charter”

the Broad Based Socio Economic Empowerment Charter for the South African Mining Industry (together with the Scorecard), dated 11 October 2002, published in terms of the provisions of Section 100(2)(a) of the MPRD Act, under Government Gazette (No 26661 of 13 August 2004) and amended pursuant to a document published by the Minister entitled ‘An Amendment of the Broad-Based Socio-Economic Empowerment Charter for the South African Mining and Mineral Industry’ (together with the Scorecard) on 20 September 2010;

2.2.28	“Claims”	the claims of each of the Shareholders against Holdco on shareholders’ loan account including accrued interest, from time to time;

2.2.29	“Communities”	local communities in the areas where the Business may be conducted from time to time;

2.2.30	“Companies Act”	the Companies Act, 71 of 2008;

2.2.31	“Competition Act”	the Competition Act, 89 of 1998;

2.2.32	“Concentrate”

any treatable product arising from the process of crushing and/or flotation employed as at the Original Signature Date, or any other process to be employed in future, whereby the fire containing PGMs, including waste, is treated before commencement of the smelting and precious metal refining processes;

2.2.33	“Concentrator Complex”	a hydro-metallurgical facility performing activities such as crushing, milling, or grinding, froth flotation and concentrate filtration, but does not include smelting or other downstream processing facilities such as base metals and precious metals refineries;

2.2.34	“Control”	collectively:

2.2.34.1		in relation to any company:

2.2.34.1.1		the ability to exercise that degree of control which would constitute such company a Subsidiary Company; and

2.2.34.1.2		the Beneficial Ownership of the majority of the entire issued Equity of such company; and

2.2.34.1.3

the ability to exercise, or direct the exercise of, the majority of the voting rights attaching to the entire issued Equity of the company in respect of resolutions requiring the consent or approval of the shareholders of such company; and

2.2.34.1.4		the ability to appoint, or direct the appointment of, the majority of the board of directors of the company; and

2.2.34.2

in respect of any trust, the ability by any person, whether alone or in concert with others (and whether by virtue of his capacity as founder, donor, trustee or otherwise) to exercise, or direct the exercise of, the majority of votes exercisable by all of the trustees of such trust, or to appoint, or direct the appointment of, trustees having the entitlement to so exercise, or direct the exercise of, the majority of the votes exercisable by all the trustees of such trust; provided that:

2.2.34.2.1

any provisions in the trust deed establishing a trust which requires the participation of any individual trustee for a meeting to be properly constituted or which requires the approval of an individual trustee for a decision of the trustees to be valid shall not, of themselves, vest control of such trust in such individual trustee for the purposes of this definition; and

2.2.34.2.2

for greater certainty, where a person (“Ultimate Target”) is Controlled by another person and such other person is in turn Controlled by a third person (“Ultimate Control Person”), the Ultimate Target is, for purposes of the definition of “Change of Control”, Controlled only by the Ultimate Control Person, and “Controlled” shall have a corresponding meaning;

2.2.35	“Controlling Group Structure”

the group structure depicted in the organogram attached hereto as schedule 3.1, read together with the Pelawan shareholder list attached hereto as schedule 3.2, as amended from time to time in accordance with the provisions of clauses 3.1 and 5.3 of the BEE Principles schedule;

2.2.36	“CPI”	the average annual rate of change (expressed as a percentage) in the Consumer Price Index for all metropolitan areas as published in the Government Gazette by Statistics South Africa, or such other index reflecting the official rate of inflation in the Republic as may replace it, which annual change shall be determined by comparing the most recently published index with the index published in respect of the corresponding month in the previous year;

2.2.37	“Credits”

the credits in respect of BEE to be received by AAPL (including, without limitation, those credits to be received by RPM and/or Lebowa and/or any other person that is a part of the AAPL Group), as at the Initial Commencement Date, in terms of paragraph 4.7 of the Charter and the Scorecard, directly and/or indirectly attributable to and/or arising as a result of the June 2009 Transaction;

2.2.38	“Cure”

in respect of a Structural Change that constitutes an Initial Period Default, the performance of such actions as may be necessary to ensure that such Structural Change shall be superseded by a Permitted Structural Change (save for an Excluded Change, which will not be capable of Curing an Initial Period Default); provided that such Cure shall be effected within the relevant time periods specified in this Agreement for the Cure of the relevant breach hereof (it being recorded for the avoidance of doubt that any steps taken outside of the relevant periods specified in this Agreement shall not constitute a Cure); and “Cured” shall have a corresponding meaning;

2.2.39	“Debt”	any source of capital (including loan funding), other than Equity;

2.2.40	“Diminution”	a Structural Change which results in:

2.2.40.1

HDPs Beneficially Owning in aggregate less than 26% of the Business; or, if at the applicable Base Date, HDPs already Beneficially Own In aggregate less than 26% of the Business, any further reduction in HDP Beneficial Ownership of the Business; and/or

2.2.40.2

HDPs no longer Controlling Holdco; provided that where a Structural Change prior to the applicable Base Date has already resulted in HDPs no longer Controlling Holdco, this paragraph 2.2.40.2 shall have no further application; and/or

2.2.40.3

the majority of the Directors no longer being HDPs; provided that where a Structural Change prior to the applicable Base Date has already resulted in the majority of the Directors no longer being HDPs, this paragraph 2.2.40.3 shall have no further application; and/or

2.2.40.4

to the extent that the Ultimate Control Person (as defined in the definition of “Control”) of Holdco is a company, HDPs no longer constituting the majority of directors on the board of directors of such company; provided that where a Structural Change prior to the applicable Base Date has already resulted in HDPs no longer constituting the majority of the board of directors of such company, this paragraph 2.2.40.4 shall have no further application.

2.2.41	“Directors’’	the directors of Holdco from time to time;

2.2.42	“DMR”	the Department of Mineral Resources of the Government of the Republic;

2.2.43	“DMR Approval Notice”

a written notice from the Minister or the Minister’s duly authorised delegate, addressed to AAPL, or any other member of the AAPL Group nominated by AAPL for this purpose, and the applicant, stating that:

2.2.43.1

the Minister consents to the Structural Change and/or the identity of a proposed recipient (in respect of the definition of Qualifying Person) of a compulsory disposal (in accordance with the provisions of clause 4 of the BEE Principles Schedule), which is the subject of the application made by the above-mentioned applicant, and

2.2.43.2		the Structural Change and/or compulsory disposal to the proposed recipient so consented to shall not prejudice:

2.2.43.2.1		the BEE status, insofar as it relates to BEE ownership of AAPL or any member of the AAPL Group, in terms of the MPRD Act or the Charter; and

2.2.43.2.2		the Credits;

2.2.44	“Empowerment Person”

2.2.44.1		a company:

2.2.44.1.1		which is majority Beneficially Owned by HDPs; and

2.2.44.1.2		which is Controlled by HDPs; or

2.2.44.2		a trust:

2.2.44.2.1		which is Controlled by HDPs; and

2.2.44.2.2		in which, upon distribution of the assets and/or the income of such trust, more than 50% of the value of such assets and more than 50% of such trust’s income will be distributed to HDPs; or

2.2.44.3		an HDP who is a natural person;

2.2.45	“Empowerment Status”

the status of the Business from time to time, in respect of the Controlling Group Structure’s achievement of the broad-based black economic empowerment objectives of the Charter read with the Scorecard, which achievement is, as at the Initial Commencement Date and for all purposes of this Agreement, solely measured by the Controlling Group Structure’s compliance with the following criteria:

2.2.45.1		HDPs Beneficially Own in aggregate 26% or more of the Business (as displayed in schedule 3.1);

2.2.45.2		HDPs Control Holdco;

2.2.45.3		the majority of the Directors are HDPs; and

2.2.45.4		to the extent that the Ultimate Control Person (as defined in the definition of “Control”) of Holdco is a company, HDPs constitute the majority of directors on the board of directors of such company;

2.2.46	“ESOP”	the employee share option plan entered into between the Company and the Bokoni Platinum

,

Mine ESOP Trust on or about July 2009 for the benefit of the employees of the Business;

2.2.47	“ESOP and Communities Subscription Agreements”

one or more subscription agreements entered into amongst, inter alia, Atlatsa, the Bokoni Platinum Mine ESOP Trust and/or any one or more of the Communities (through such vehicle or vehicles as may be agreed amongst the Parties), in terms whereof the Bokoni Platinum Mine ESOP Trust and/or such Communities will subscribe for, and Atlatsa will allot and issue, shares in the share capital of Atlatsa, a portion of the proceeds from which may be used by Plateau to pay a portion of the Purchase Price (as defined in the Holdco Sale of Shares Agreement);

2.2.48	“Equity”	any capital instrument which is not subject to fixed repayment/redemption terms, servicing costs and/or any form of security;

2.2.49	“Excluded Change”

2.2.49.1		any change, event or circumstance arising from the exercise by any Financier of its Financier Default Rights; or

2.2.49.2		the acquisition of Control of Pelawan by one or more Original Signature Date HDPs;

2.2.50	“Fair Market Value”

in respect of any asset, the fair market value thereof as agreed between the Shareholders, or, failing such agreement, the fair market value as between a willing and able but not anxious seller and a willing and able but not anxious buyer, at arms’ length and in terms of a cash amount, as determined by an independent merchant bank (“Expert”) appointed by the Shareholders jointly. In the event that the Shareholders shall fail to agree (by not later than 10 Business Days after the date on which the appointment of the Expert shall have become necessary) on the appointment and/or identity of the Expert, the Expert shall be appointed, at the request of any Shareholder, by the President from time to time of the South African Institute of Chartered Accountants. The Expert, in determining the Fair Market Value, shall act as an expert and not as an arbitrator, and his decision shall be final and binding on the Shareholders, save in the event of manifest error;

2.2.51	“Finance Document”	Finance Document, as defined in the Senior Facilities Agreement;

2.2.52	“Financial Benefit”

in relation to an asset, any direct or indirect benefit in money terms (or convertible to money) attributable to or accrued to such asset; provided that the Financial Benefits accruing to any asset shall be determined without taking into account the Debts and/or security over and/or attaching to such asset to the extent that such Debts and/or security is held by a person other than the person that holds such asset;

2.2.53	“Financier”	any bank or other financial institution and in respect of any AAPL Funding Agreement only, the relevant member of the AAPL Group;

2.2.54	“Financier Default Rights”	any rights and/or entitlements of a Financier, in terms of a Financing Agreement, arising from a default of such agreement by any Atlatsa Party;

2.2.55	“Financing Agreement”

any funding agreement (including any Finance Document) entered into between any one or more of the Atlatsa Parties and a Financier in connection with the financing of any Atlatsa Party in respect of the June 2009 Transaction and/or the Refinancing Transaction and/or the development or financing of the Business and/or the obligations of Plateau in terms of clause 10, it being recorded that:

2.2.55.1

for the longer of the duration of the Initial Period and the period during which any entity comprising the Atlatsa Group or any entity comprising the Holdco Group shall be indebted to RPM in accordance with any AAPL Funding Agreement; RPM shall approve in writing (which approval shall not be unreasonably withheld) the terms and conditions of such funding agreements that relate to and/or have any effect on RPM’s rights in terms of any AAPL Funding Agreement, the retention of the Credits, the conversion of the AAPL Old Order Rights and the Empowerment Status; and

2.2.55.2		insofar as any such funding agreement’s shall have been executed without such RPM approval, they shall not constitute “Financing Agreements”, for the purposes of this Agreement;

2.2.56	“Ga-Phasha”

Ga-Phasha Platinum Mine Proprietary Limited (previously known as Micawber 277 (Proprietary) Limited), a private company incorporated in accordance with the laws of the Republic, registration number 2002/016481/07 and, in the context of clause 21, any other person that Beneficially Owns the KA Farms from time to time;

2.2.57	“Ga-Phasha Business”	the business (together with all of its components, parts, assets (excluding, for the avoidance of doubt, the PD Farms) and/or liabilities) as a going concern, of Ga-Phasha from time to time;

2.2.58	“Ga-Phasha Sale of Concentrate Agreement”	the Ga-Phasha Sale of Concentrate Agreement to be entered into between RPM and Ga-Phasha, substantially in the form of the draft attached to the Original Shareholders Agreement as schedule 4;

2.2.59	“Group”	in relation to a company, its direct and/or indirect Subsidiary Companies, its Holding Company and Its Holding Company’s direct and/or indirect Subsidiary Companies;

2.2.60	“HDP”

2.2.60.1

an Historically Disadvantaged Person as defined in the MPRD Act, provided that a trust that is an HDP by virtue of the provisions of paragraph 2.2.60.2 of this definition and a company that is an HDP by virtue of the provisions of paragraph 2.2.60.3 of this definition will (for purposes of both paragraphs (a) and (c) of the definition of Historically Disadvantaged Person in the MPRD Act) be regarded to be a person contemplated in paragraph (a) of the definition of, Historically Disadvantaged Person in the MPRD Act; or

2.2.60.2		a trust:

2.2.60.2.1		the majority of the trustees of which are Historically Disadvantaged Persons as defined in the MPRD Act; and

2.2.60.2.2

in which, the trust deed provides that, upon distribution of the assets and/or the income of the trust to the beneficiaries of the trust, more than 50% of the value of such assets and more than 50% of the trust income will be distributed to persons who are Historically Disadvantaged Persons as defined in the MPRD Act; or

2.2.60.3		a company wholly owned by:

2.2.60.3.1		natural person/s who are Historically Disadvantaged Person/s in terms of the MPRD Act; and/or

2.2.60.3.2

a trust contemplated in 2 above; provided that the trust deed in respect of such trust provides that upon distribution of the assets and/or the income of such trust to the beneficiaries of such trust, 100% of the value of such assets and 100% of the trust income will be distributed to persons who are Historically Disadvantaged Persons as defined in the MPRD Act;

2.2.61	“Highwater Mark Date”

the date on which new legislation (which shall include any amendments to existing legislation) shall become effective, which shall have the effect that the Credits shall be legally secure,

notwithstanding any Diminution. The Shareholders

shall use their respective reasonable good faith endeavours to agree on the Highwater Mark Date, but, in the event that the Shareholders shall, for whatever reason, fail so to agree on the Highwater Mark Date, the Highwater Mark Date shall be determined by the majority decision of three practising senior counsel (collectively “Experts”) practising at the Johannesburg Bar and/or the Pretoria Bar, one of whom shall be appointed by RPM, one of whom shall be appointed by Plateau, and the third of whom shall be appointed by agreement between the aforesaid appointees, or, failing agreement between them for whatever reason in respect of the identity and/or appointment of such third senior counsel by not later than 5 Business Days after the appointment of the aforesaid appointees, appointed by the Chairman for the time being of the Law Society of the Northern Provinces. The Experts, in determining the Highwater Mark Date, shall act as experts and not as arbitrators, and the decision of the majority of the Experts shall be final and binding on the Shareholders, save in the event of manifest error. The Experts shall be entitled to specify the proportions in which the Shareholders shall bear their costs of and in connection with the determination of the Highwater Mark Date;

2.2.62	“Holdco”

Bokoni Platinum Holdings Proprietary Limited (previously known as Richtrau No. 179 (Proprietary) Limited), a private company incorporated in accordance with the laws of the Republic, registration number 2007/016711/07;

2.2.63	“Holdco Business”	the holding of shares in certain of the Holdco Subsidiaries, and, at the election of Holdco, the procuring that the Holdco Subsidiaries, or any of them, shall undertake the exploration for, mining of, and/or the processing and treatment, marketing and distribution and sale of PGMs, and all rehabilitation operations undertaken in connection therewith;

2.2.64	“Holdco Group”	the Group of entities comprising Holdco and the Holdco Subsidiaries;

2.2.65	“Holdco Sale of Shares Agreement”	the Holdco Sale of Shares Agreement entered into, or to be entered into, between AAPL, RPM and Plateau, in terms whereof RPM shall sell and Plateau shall purchase 9 631 Shares and 51% of RPM’s Claims;

2.2.66	“Holdco Subsidiaries”	collectively, Opco, Lebowa, Ga-Phasha, Kwanda, Boikgantsho and any other direct or indirect Subsidiary Companies of Holdco, from time to time;

2.2.67	“Holding Company”	a holding company (which for the purposes of this Agreement shall be deemed to include any company incorporated outside the Republic) as defined in terms of Section 1 of the Companies Act;

2.2.68	“IFRS”	International Financial Reporting Standards as determined from time to time by the International Accounting Standards Board;

2.2.69	“Implementation Agreement”	Implementation Agreement, as defined in the Senior Facilities Agreement;

2.2.70	“Income Tax Act”	the Income Tax Act, 58 of 1962;

2.2.71	“Initial Commencement Date”	the closing date of the June 2009 Transaction, ie. 1 July 2009;

2.2.72	“Initial Maturity Date”	the date on which Plateau has repaid its Debt to RPM pursuant to the Revised Funding Agreements, in full;

2.2.73	“Initial Period”	the period commencing on the Initial Commencement Date and terminating on the earlier of:

2.2.73.1		the Highwater Mark Date; and

2.2.73.2		the Initial Maturity Date.

2.2.74	“Initial Period Default”	any default described as such in clause 4.1 of the BEE Principles Schedule;

2.2.75	“June 2009 Transaction”	the Transaction to which the June 2009 Transaction Documents gave effect;

2.2.76	“June 2009 Transaction Documents”	June 2009 Transaction Documents, as defined in the Senior Facilities Agreement;

2.2.77	“Kwanda”

Kwanda Platinum Mine Proprietary Limited (previously known as Richtrau No. 207 Proprietary Limited), a private company incorporated in accordance with the laws of the Republic, registration number 2008/003368/07;

2.2.78	“Kwanda Sale Assets”	the Sale Assets, as defined in the Kwanda Sale of Rights Agreement;

2.2.79	“Kwanda Sale of Rights Agreement”

the Kwanda Sale of Rights Agreement entered into, or to be entered into, amongst RPM, Plateau and Kwanda, in terms whereof RPM and Plateau shall sell their respective undivided 50% shares of the Kwanda Sale Assets to Kwanda;

2.2.80	“Lebowa”	Lebowa Platinum Mines Limited, a public company incorporated in accordance with the laws of the Republic, registration number 1963/006144/06;

2.2.81	“LPM Business”

the business (together with all of its components, parts, assets and/or liabilities) as a going concern, of Lebowa and/or Opco, as the case may be, from time to time, including (for the avoidance of doubt) the Rights to Mine held by Lebowa and/or Opco, as the case may be;

2.2.82	“Mining Rights”	mining rights (as defined in terms of the MPRD Act);

2.2.83	“Minister”	the Minister of Mineral Resources;

2.2.84	“Minority Protections”	the matters collectively constituting the minority protections as more fully set out in schedule 1;

2.2.85	“Mogalakwena Mining Right”

the converted mining right executed on 23 July 2010 under DMR reference LP50/ML, application number GO5120202 over inter alia, the farm Overysel 815 L.R. but not yet registered as at the Signature Date and about to be ceded to RPM by Potgietersrust Platinums Limited (to be renamed Mogalakwena Platinum Limited);

2.2.86	“MPRD Act”	the Mineral Petroleum and Resources Development Act, 28 of 2002;

2.2.87	“MPTRO”	Mineral and Petroleum Titles Registration Office;

2.2.88	“New Order Rights”	the Mining Rights into which the Old Order Rights have been converted;

2.2.89	“Original Signature Date”	28 March 2008;

2.2.90	“Original Signature Date HDPs”	HDPs who were, as at the Original Signature Date, and who are, as at the Signature Date, Beneficial Owners of Equity in Pelawan;

2.2.91	“Original Shareholders Agreement”

the original shareholders agreement, entered into on or about the Original Signature Date, amongst Plateau, RPM and Holdco, as amended in accordance with the first addendum to such agreement entered into on or about 12 May 2009;

2.2.92	“Old Order Rights”

the old order rights (as defined in schedule II of the MPRD Act) forming part of respectively the LPM Business and the Ga-Phasha Business, as set out in the list attached to the Holdco Sale of Shares Agreement as schedule 4;

2.2.93	“Opco”

Bokoni Platinum Mines Proprietary Limited, (previously known as Richtrau No. 177 (Proprietary) Limited), a private company incorporated in accordance with the laws of the Republic, registration number 2007/016001/07;

2.2.94	“Opco Board”	collectively, the Opco Directors from time to time;

2.2.95	“Opco Directors”	the directors of Opco from time to time;

2.2.96	“Ore”

that part of the mineralised horizon that may be extracted, including amounts of non-mineralised material that is in direct contact with the mineralised portion and which must, due to the mining method employed, also be removed in order to win the mineralisation;

2.2.97	“Parties”	collectively, the Shareholders and Holdco and shall mean each or any of them, as the context requires;

2.2.98	“Pelawan”

Atlatsa Holdings Investments Proprietary Limited, previously known as Pelawan Investments Proprietary Limited, a private company incorporated in accordance with the laws of the Republic, registration no 2002/017920/07, to be renamed Atlatsa Holdings Investments Proprietary Limited;

2.2.99	“Pelawan Trust”	the trustees for the time being of the Pelawan Trust, established in accordance with the trust deed dated 2 September 2004, Master’s reference number IT8411/2004;

2.2.100	“Permitted Structural Change”	a Structural Change which:

2.2.100.1		does not result in a Diminution; or

2.2.100.2		results in a Diminution, but in respect of which a DMR Approval Notice shall have been furnished; or

2.2.100.3		is an Excluded Change.

2.2.101	“Permitted Successor”

any person or persons, association of persons, partnership, firm, company, close corporation or other entity which acquires a Shareholding in whole or in part from any Shareholder in the manner provided for in this Agreement and which shall have, in accordance with the provisions of clause 23.1.2.2, bound itself as a party to this Agreement;

2.2.102	“PGMs”

collectively, platinum, palladium, rhodium, ruthenium, iridium, osmium and the metals and minerals mineralogically associated therewith, including but not limited to gold, silver, copper, nickel and cobalt together with any such metals and minerals which may be extracted from the normal mining of the abovementioned minerals in, on or under the relevant project area;

2.2.103	“KA Farms”	the Farms Klipfontein 465 KS and Avoca 472 KS situated in the Limpopo Province of the Republic;

2.2.104	“PD Farms”	portion 1 of the Farm Paschaskraal 466 KS, the Remaining Extent of the Farm Paschaskraal 466 KS and the Farm De Kamp 507 KS situated in the Limpopo Province of the Republic;

2.2.105	“Plateau”	Plateau Resources Proprietary Limited, a private company incorporated in accordance with the laws of the Republic, registration number 1996/013879/07;

2.2.106	“PPI”

the average annual rate of change (expressed as a percentage) in the Producer Price Index, for all manufactured products for South African consumption as published in the Government Gazette by Statistics South Africa, or such other index as may replace it, which annual change shall be determined by comparing the most recently published index with the index published in respect of the corresponding month in the previous year;

2.2.107	“Prime”

the prime rate of interest publicly quoted as such by The Standard Bank of South Africa Limited (“Standard Bank”) from time to time, calculated on a 365 day factor (irrespective of whether or not the year is a leap year) and compounded monthly in arrears, as certified by any manager of Standard Bank, whose appointment as such it shall not be necessary to prove, which certificate shall serve as prima facie proof of its contents;

2.2.108	“Profits”	the net profits of Holdco after Tax, as determined by reference to the income statements forming part of the annual financial statements of Holdco from time to time;

2.2.109	“Qualifying Person”	in respect of a proposed recipient of a Disposal Interest (as defined in clause 5.1 of the BEE Principles Schedule):

2.2.109.1		an Empowerment Person; or

2.2.109.2		any other person in respect of which a DMR Approval Notice shall have been furnished.

2.2.110	“Refinancing Transaction”	the transaction comprising of the refinancing and capitalisation of Holdco, as set out in the Acquisition Agreements and the relevant Finance Documents;

2.2.111	“Remedy”	in respect of:

2.2.111.1

any fact or circumstance constituting an Initial Period Default and/or a Change of Control, the performance of such actions as may be necessary to ensure that the status quo prior to such Initial Period Default and/or Change of Control, as the case may be, is restored; or

2.2.111.2		a Change of Control of Holdco, which is the result of a person who is not an Original Signature Date HDP (“Pelawan Acquirer”) acquiring Control of Pelawan:

2.2.111.2.1

the subsequent acquisition by one or more Original Signature Date HDPs from the Pelawan Acquirer of that amount of Equity in Pelawan, which will result in Pelawan not being Controlled by any person, or persons acting in concert, and the majority of the issued share capital of Pelawan being Beneficially Owned by HDPs; or

2.2.111.2.2

the subsequent acquisition of Control of Pelawan by one or more Original Signature Date HDPs;

provided that such Remedy shall be effected within the relevant time periods specified in this Agreement for the Remedy of the relevant breach hereof (it being recorded for the avoidance of doubt that any steps taken outside of the relevant periods specified in this Agreement shall not constitute a Remedy); and “Remedied” shall have a corresponding meaning;

2.2.112	“Republic”	the Republic of South Africa;

2.2.113	“Revised Funding Agreements”	the Senior Facilities Agreement and the Working Capital Facility;

2.2.114	“Rights to Mine”	all rights of whatsoever nature in and to any and all minerals at any time, including (without limitation) the Old Order Rights and the New Order Rights;

2.2.115	“RPM”	Rustenburg Platinum Mines Limited, a public company incorporated in accordance with the laws of the Republic, registration number 1931/003380/06;

2.2.116	“Scorecard”	the scorecard for the Charter published pursuant to Section 100(2)(a) of the MPRD Act under Government Gazette (no 26661 of 13 August 2004);

2.2.117	“Senior Facilities Agreement”

the R2 300 000 000 plus the Tranche 1 Amount (inclusive of capitalised interest) term and revolving facilities agreement entered into, or to be entered into, on or about the Signature Date amongst, inter alia Atlatsa, RPM, Plateau and Holdco in terms of which funding is made available by RPM to Plateau, and a portion of which shall be used to settle amounts owed by Plateau to RPM under the existing financial arrangements;

2.2.118	“Shareholders”	any person from time to time that shall have acquired a Shareholding and shall have bound itself as a party to this Agreement in accordance with the provisions of clause 23;

2.2.119	“Shareholding”

a registered holding of Shares from time to time and in the context of percentage Shareholding, shall mean the number of Shares held by a Shareholder in relation to the total number of issued Shares at that time, expressed as a percentage;

2.2.120	“Shares”	ordinary shares of R 1 each in the share capital of Holdco;

2.2.121	“Signature Date”	the date on which this Agreement is signed (whether or not in counterpart) by the last signing of the Parties;

2.2.122	“Structural Change”	any act or omission which results in:

2.2.122.1		a Change of Control in Holdco; or

2.2.122.2		the reduction of the Beneficial Ownership of any entity which is a part of the Controlling Group Structure in any other entity which is a part of the Controlling Group Structure;

2.2.123	“Subsidiary Company”

a subsidiary (which for the purposes of this Agreement shall be deemed to include any company incorporated outside the Republic) as defined in terms of Section 1 of the Companies Act and “Subsidiary Companies” shall have a corresponding meaning;

2.2.124	“Tax”

all tax of whatsoever nature and howsoever arising, payable by any of the Parties to any competent taxation authority, including (without limitation) all tax of whatsoever nature payable in terms of and/or in connection with the Income Tax Act and the VAT Act;

2.2.125	“Twickenham/Hackney Farms”	Twickenham 114 KT, Hackney 116 KT, Surbiton 15 KT, Balmoral 508 KS and a portion of the Remaining Extent of mineral area No 1 of the Farm Forest Hill 117 KT;

2.2.126	“USA”	the United States of America;

2.2.127	“VAT”	value-added tax calculated and levied in terms of the VAT Act;

2.2.128	“VAT Act”	the Value-Added Tax Act, 89 of 1991;

2.2.129	“Working Capital Facility”	the agreement to be entered into between RPM and Plateau in terms of which RPM will make available to Plateau a working capital facility in a maximum aggregate amount of R90 million.

2.3

If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this Agreement.

2.4

Any reference to an enactment is to that enactment as at the Original Signature Date and, in the event that any right and/or obligation shall arise in terms of this Agreement in respect of and/or in connection with such enactment after the Original Signature Date, such reference shall be to that enactment as amended and/or replaced as at the date for performance of such right and/or obligation, save in respect of the definitions of “BEE”, “Credits” and “HDP”, in which the references to the MPRD Act, the Charter, the regulations published under the MPRD Act and the Scorecard shall at all times be deemed to be references to such enactments and regulations as at the Original Signature Date.

2.5

Any reference in this Agreement to this Agreement or to any other agreement shall be construed as a reference to this Agreement or such other agreement as the same may have been, or may from time to time be amended, varied, novated or supplemented.

2.6	Any reference to a Shareholder (including a reference to a particular Shareholder) includes, where applicable, that Shareholder’s Permitted Successors.

2.7	Unless inconsistent with the context, an expression which denotes:

2.7.1	any gender includes the other genders;

2.7.2	a natural person includes an artificial person and vice versa; and

2.7.3	the singular includes the plural and vice versa.

2.8

Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.9	The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the party responsible for the drafting or preparation of this Agreement, shall not apply.

2.10

Where any number of days is prescribed, those days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which event the last day shall be the next succeeding Business Day.

2.11	The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules.

3.	INTRODUCTION

3.1	RPM and Plateau:

3.1.1	implemented the June 2009 Transaction;

3.1.2	entered into the Original Shareholders Agreement;

3.1.3	are the registered owners of the entire issued share capital of Holdco, and shall be the creditors of Holdco in respect of the Claims;

3.1.4	intend to enter into certain Acquisition Agreements and Finance Documents;

3.1.5	wish to co-operate as shareholders in respect of the conduct of the Holdco Business; and

3.1.6	wish in writing to provide for the conduct of the Holdco Business and to govern the relationship between the Shareholders inter se and amongst the Parties.

3.2	The Parties wish to amend and restate the terms of the Original Shareholders Agreement and accordingly wish to enter into this Agreement.

4.	COMMENCEMENT DATE

On the Initial Commencement Date and as at the Signature Date, Plateau and RPM respectively hold the entire issued share capital of Holdco and the Claims in the ratio of 51:49 and Plateau Controls Holdco.

5.	DURATION

5.1	This Agreement came into full force and effect on the Signature Date.

5.2

This Agreement shall be and remain of full force and effect and binding on each of the Shareholders for as long as such Shareholder shall be the registered owner of any Shares. This Agreement shall be and remain of full force and effect and binding on Holdco for as long as it shall be and remain binding on any Shareholder.

6.	BOARD

6.1	The Board shall consist of not fewer than 7 and not more than 11 Directors.

6.2

Subject to clause 6.10, Plateau shall be entitled, but not obliged, to nominate 6 Directors, and RPM shall be entitled, but not obliged, to nominate 5 Directors; provided that should RPM and/or Plateau’s respective Shareholdings change, each of them, and any other future Shareholder, shall be entitled to nominate that number of Directors that will be, as near as possible, proportional to such Shareholder’s Shareholding.

6.3

The Shareholders may each nominate one or more alternate Directors in respect of each Director nominated by such Shareholder in accordance with clause 6.2. An alternate Director can substitute only for the Director on whose behalf he or she was nominated.

6.4	Each Shareholder shall be entitled at any time to request the replacement of any Director or alternate Director nominated by it.

6.5

The Shareholders shall vote for the appointment of the individuals nominated by any Shareholder in accordance with clauses 6.2 and 6.3 and the replacements requested by any Shareholder in accordance with clause 6.4. Each Shareholder hereby undertakes to vote in favour of each other Shareholder’s nominations and/or replacement requests.

6.6

If a Shareholder disposes of Shares held by it, that Shareholder shall be obliged to procure, as a condition to the transfer of such Shares, the resignation of such number (applying the provisions of clause 6.2) of Directors nominated (and appointed in accordance with clause 6.5) by such Shareholder that shall bear the same proportion to the total number of Directors nominated (and appointed in accordance with clause 6.5) by such Shareholder as the Shares to be so disposed of bear to the whole of such Shareholder’s Shareholding.

6.7

A Shareholder who requests the replacement of any Director nominated by it hereby indemnifies and holds Holdco harmless against any claim instituted by such Director as a result of his removal from office and all costs arising from such claim.

6.8	In the event of the removal of a Director in terms of any applicable law, the resulting vacancy will only be filled by a nominee of the Shareholder that nominated such Director.

6.9	Upon the appointment of a Director or an alternate Director, the Shareholder that shall have nominated such Director or alternate Director shall procure that the relevant Director:

6.9.1	provides Holdco in writing with his physical address, postal address, a facsimile number, an e-mail address and a telephone number for all purposes hereunder; and

6.9.2	signs a deed of adherence binding himself to the provisions of this Agreement.

6.10

The Shareholders shall procure that the majority of the Board shall be Directors who are HDPs, provided that the Shareholders shall, pro rata to their Shareholding, be obliged to nominate such HDP Directors. For the avoidance of doubt, it is recorded that, before any adjustments pursuant to clause 6.2 in the Shareholders’ entitlements to nominate Directors, at least the majority of the Directors nominated by Plateau (and appointed in terms of clause 6.5) shall be

HDPs; and at least one less than the majority of the Directors nominated by RPM (and appointed in terms of clause 6.5) shall be HDPs.

6.11

The founding chairman of the Board shall be nominated by Plateau from amongst the Directors nominated by it in terms of clause 6.2 (the provisions of clause 6.5 shall also apply in respect of the appointment of such chairman). The Board shall be entitled from time to time to remove and to appoint a different chairman from amongst the members of the Board.

6.12

The Board shall appoint a secretary whose responsibility it shall be to record the minutes of all meetings of the Board and to distribute such minutes to each of the Shareholders and to the Directors. The secretary shall, from time to time, as directed by the Board, convene meetings of the Board by delivery of written notice to the Directors. The secretary shall have such other powers and/or duties as the Board may from time to time determine.

6.13	The Board shall be entitled to form sub-committees and to delegate to such sub-committees such of the powers and responsibilities as the Board may determine from time to time.

7.	BOARD MEETINGS

The Shareholders shall procure that unless otherwise agreed between them in writing:

7.1

the Board will meet from time to time for the dispatch of business, but in any event not less than once every two months during the 12 month period after the Initial Commencement Date and thereafter not less than once every quarter at such place as the Directors may from time to time decide and, save as specifically provided in this Agreement, may regulate its meetings and the manner of conducting its business as it may deem fit;

7.2

notices of and the agenda and board papers for all Board meetings shall be given to the Directors and their alternates at their respective addresses notified to Holdco from time to time, at least 5 Business Days (or such shorter period as may be agreed in writing by the Directors, or their alternates, as the case may be) prior to the day on which the meeting is to be held. In addition to any other method for calling Board meetings as may be provided in the articles of association of Holdco or the Companies Act, meetings of the Board may be called by any Director subject always to due compliance with the provisions of this clause 7;

7.3

a quorum for all Board meetings shall be the majority of all Directors, provided that for so long as RPM and Plateau hold the entire issued share capital of Holdco in the proportion set out in clause 4, at least two Directors nominated by each Shareholder shall be present. If a quorum is not present within 15 minutes of the commencement of the meeting, the meeting in question will stand adjourned to the same venue at the same time and on the same day in the following week or, if that day is not a Business Day, then to the immediately following Business Day. Notice of such adjournment shall be given to the Directors and their alternates. If at such adjourned meeting, a quorum is not present within 15 minutes of the commencement of such adjourned meeting, those Directors present at such adjourned meeting shall constitute a quorum for conducting all the business for which the meeting was originally convened;

7.4	the following provisions shall apply to voting by Directors:

7.4.1

each Director shall have as many votes on all matters submitted to the Board as is equal to the number of Shares held by the Shareholder that nominated the relevant Director (in terms of clauses 6.2 or 6.3), divided by the number of Directors nominated by that Shareholder present and voting at the meeting; and

7.4.2	save as otherwise provided in this Agreement, all resolutions of the Board will be validly passed by a simple majority;

7.5	the chairperson shall preside at meetings of the Board and shall not be entitled to a second or casting vote;

7.6

subject to the provisions of clause 19, a resolution in writing circulated to all the Directors and signed by all the Directors, shall be as valid and effectual as if passed at a duly called and constituted Board meeting, provided that none of the Directors shall have specified in the written resolution that he is against such resolution. Any such resolution may consist of several documents in like form, each signed by one or more of such Directors. Unless the contrary is stated

therein, any such resolution shall be deemed to have been passed on the date on which it was signed by the Director last signing it. A fax or a scanned e-mail copy of a Director’s signed resolution shall be acceptable evidence that such resolution shall have been signed by the Director whose signature appears on the fax; provided that such Director or alternate shall have signed the original copy of the resolution and such original copy shall be retained in the records of Holdco; and

7.7

provided proper notice as contemplated in this Agreement shall have been given or waived, meetings of the Board and all committees of the Board may be held by means of such telephone, video, electronic or other communication facility as permits all persons participating in the meeting to communicate with each other simultaneously and instantaneously; provided that it is specifically agreed that for all purposes whatsoever Holdco shall be managed and controlled, and shall be deemed to be managed and controlled effectively within and from the Republic.

8.	OPCO BOARD

The Shareholders shall, unless otherwise agreed between them, procure that respectively the Opco Board and the boards of directors of each other member of the Holdco Group, other than Holdco (collectively “Sub-Boards”) shall consist of the same persons as the persons constituting the Board, and the provisions of clause 6 and 7 shall be mutatis mutandis applicable to and in respect of the Sub-Boards.

9.	SHAREHOLDERS’ MEETINGS

9.1

Subject to the provisions of the Companies Act in relation to special resolutions, a quorum for all Shareholders’ meetings of Holdco shall be all Shareholders present in person or by proxy. If a quorum is not present within 15 minutes of the commencement of the meeting, the meeting in question shall be adjourned to the same venue on the same day in the following week, or if that day is not a Business Day, then to the immediately following Business Day. Notice of such adjournment shall be given to the Shareholders. If at such adjourned meeting, a quorum is not present within 15 minutes of the commencement of such adjourned meeting:

9.1.1

in circumstances where there shall be only two Shareholders, the Shareholder who shall not be present at such adjourned meeting shall irrevocably and unconditionally be deemed to have appointed the Shareholder who shall so be present, as the agent and proxy for and on behalf of such absent Shareholder, on the basis that such agent and proxy shall vote against all resolutions proposed at such adjourned meeting; and

9.1.2

in circumstances where there shall be more than two Shareholders, the Shareholder/s present at such adjourned meeting (if any) shall constitute a quorum for purposes of conducting all the business for which the meeting was originally convened; provided that any resolutions proposed at such adjourned meeting shall, subject to the provisions of clause 19, only be validly and effectively passed if Shareholders collectively holding at least 51% of the entire issued ordinary share capital of Holdco are present or represented at such meeting and vote in favour of such resolutions.

9.2	The chairperson of a Shareholders’ meeting shall be a Director appointed for that purpose by the Shareholder who holds the greatest number of Shares amongst those Shareholders present at the meeting.

9.3	All decisions of the Shareholders shall, subject to the provisions of the Companies Act and the provisions of clause 19, be taken by a majority of votes exercisable on a poll.

9.4

Subject to the provisions of the Companies Act, a resolution in writing circulated to all the Shareholders and signed by all the Shareholders shall be as valid and effectual as if such resolution had been passed at a Shareholders’ meeting duly convened and held; provided that none of the Shareholders shall have specified in the written resolution that it is against such resolution. Any such resolution may consist of several documents in like form, each signed by one or more of the Shareholders. Unless the contrary is stated therein, any such resolution shall be deemed to have been passed on the date of the latest signature by the Shareholders signing such resolution. A facsimile copy or a scanned email copy of a resolution signed by a Shareholder shall be acceptable evidence that such resolution shall have been signed by the Shareholder whose signature appears on that facsimile or scanned email copy. Should a written resolution circulated to all the Shareholders not be signed by all of the Shareholders, such resolution shall be of no force or effect and the matter or matters which are the subject of such written resolution shall be referred to a Shareholders’ meeting for consideration.

9.5

Subject to the provisions of the Companies Act, provided that proper notice as contemplated in this Agreement shall have been given or waived, meetings of Shareholders may be held by means of such telephone, video, electronic or other communication facility as permits all Shareholders participating in the meeting to communicate with each other simultaneously and instantaneously.

10.	FUNDING

10.1

The Board shall, from time to time, determine the amount of any funding required by Holdco, the time or times when such funding shall be required and the manner in which and the terms on which the Shareholders shall be obliged to provide such funding, it being recorded that, save in respect of the amounts lent by any Shareholder to Holdco prior to or on the Initial Commencement Date, Holdco shall inasfar as possible be self-funding and shall borrow as much of its future funding requirements as possible in all prevailing circumstances from third parties.

10.2

The Company is in the process of finalising its Base Case Model. RPM and Plateau have in the interim agreed to provide a certain amount of funding pro rata to their Shareholding (“Committed Capital”) in respect of three capital projects identified by the Company, namely:

10.2.1

the Brakfontein project, being the increase in the capacity of the Brakfontein shaft to 100,000 tonnes per month, the anticipated costs of which shall be up to a maximum amount of R159,026,578 in 2013, R88,229,746 in 2014 and R134,917,606 in 2015;

10.2.2

the Middelpunt Hill project, being the increase in the capacity of the Middelpunt Hill shaft to 60,000 tonnes per month, the anticipated costs of which shall be up to a maximum amount of R139,273,563 in 2013, R204,809,904 in 2014 and R226,543,183 in 2015, and which project is to be implemented during the period from 2013 until 2020; and

10.2.3

the upgrade of the Merensky Concentrator to increase its capacity from 140,000 tonnes per month to 160,000 tonnes per month, the anticipated costs of which shall be up to a maximum amount of R15,000,000 in 2013,

(collectively, the “Capital Projects”).

10.3

The Committed Capital required for the Capital Projects will form part of the annual budget prepared by the Company. Subject to clause 10.1 and to the extent that funding is not available from the operating cash of the Business, should the Company require funding from Committed Capital in relation to the three Capital Projects, it will submit a Funding Request to Shareholders in accordance with clause 10.4. RPM shall be obliged to provide its pro rata Committed Capital funding in relation to the Capital Projects provided that Plateau also advances its pro rata portion of the requested Committed Capital funding, at each Funding Request. In each Capital Project, if the maximum amount stated in clause 10.2 in respect of each year is not spent by the Company, the difference between the maximum amount and the actual amount spent, shall be carried forward to the next succeeding year until the earlier of: i) the date on which the sum of the maximum amounts stated in clause 10.2 in respect of each Project is spent; or ii) 31 December 2018. RPM’s pro rata funding obligation under clause 10.2 and this clause 10.3 is limited to a maximum amount of R474,222,284 based on RPM’s Shareholding, as at the Signature Date. Should Atlatsa exercise its rights in clause 16, the maximum amount will be reduced in accordance with RPM’s revised Shareholding.

10.4

In the event that the Board shall have determined that Holdco shall require funding from the Shareholders, the Board shall deliver a written notice (“Funding Notice”) to each of the Shareholders, specifying:

10.4.1	the aggregate amount of the funding required by Holdco and the amount of the funding to be contributed by each of the Shareholders, which shall, at all times, be pro rata to their Shareholding;

10.4.2

when such funding shall be required, it being recorded that the Shareholders, or any of them, shall not be required to provide any funding before the expiry of a period of not less than 30 Business Days after the delivery of the Funding Notice to each Shareholder;

10.4.3

whether such funding shall be required to be contributed by way of subscription for new Shares in Holdco, or by way of loans to Holdco, or by way of a combination of subscription for new Shares in Holdco and loans to Holdco;

10.4.4

in the event that the funding, or any portion thereof, shall be required to be contributed by way of subscription for new Shares in Holdco, the number of Shares in respect of which each Shareholder shall be obliged to subscribe and the subscription price payable in respect of such new Shares. Subject to clause 12.1.1, the subscription price in respect of such new Shares shall be expressed as the aggregate per Share of the par value of such Share and the premium in respect of such Share determined by the Board; and

10.4.5

in the event that the funding, or any portion thereof, shall be required to be contributed by way of a loan or loans to Holdco, the amount to be lent and advanced to Holdco by each Shareholder and the terms upon which such amount shall be lent to Holdco.

10.5	On the delivery of any Funding Notice to each of the Shareholders, each of the Shareholders shall be obliged to and shall:

10.5.1

contribute the funding required in terms of the Funding Notice to Holdco at the time, on the basis and on the terms set out in the Funding Notice. In the event that any Shareholder shall fail, for whatever reason, to comply with its obligations in terms of any Funding Notice, the provisions of clause 12 shall apply (it being recorded that such failure shall not constitute a breach of this Agreement); and

10.5.2

in the event that the Funding Notice shall oblige the Shareholders to subscribe for Shares in Holdco, exercise all votes attaching to their Shares in favour of any resolutions in respect of the creation of new Shares in the authorised share capital of Holdco, sufficient in number to enable Holdco to allot and to issue the Shares (“Funding Shares”) described in such Funding Notice, to the Shareholders; and in respect of the placing of the Funding Shares under the control of the Directors with specific authority and consent to the Directors to allot and to issue the Funding Shares to the Shareholders in terms of the Funding Notice. In the event that any

Shareholder shall fail or refuse, for whatever reason, so to exercise the votes attaching to its Shares, such Shareholder hereby irrevocably and unconditionally and in rem suam authorises and appoints the Shareholder that shall hold the greatest number of Shares amongst those Shareholders present at the relevant Shareholders’ meeting and voting in favour of the relevant resolution, as its agent and proxy so to exercise such votes for it and on its behalf.

10.6

In the event that a Funding Notice shall oblige the Shareholders to subscribe for Funding Shares, all amounts paid to Holdco in respect of payment of a Shareholder’s pro rata portion of the aggregate subscription price of all such Funding Shares (“Aggregate Subscription Price”) shall be held in escrow until such time as Holdco shall have received the entire Aggregate Subscription Price. Accordingly, none of the Funding Shares shall be issued and allotted to any Shareholder until Holdco shall have received the entire Aggregate Subscription Price from the Shareholders, or any of them, as the case may be.

11.	GUARANTEES AND SURETYSHIPS

11.1

The Board shall be entitled in its discretion to determine that any funding required by Holdco, shall be provided by third parties, in which event Holdco shall enter into appropriate agreements of loan (“Loan Agreements”) with such third parties (“Lenders”) on terms and conditions to be determined by the Board. In the event that the Lenders shall require, in respect of any Loan Agreement, that the Shareholders, or any of them, shall bind themselves as sureties for and/or co-principal debtors together with Holdco in respect of any amount borrowed by Holdco from the Lenders (“Suretyship Undertakings”), or shall guarantee the obligations of Holdco in terms of any Loan Agreement (“Guarantees”), the Board shall be entitled and obliged to deliver a written notice (“Guarantee Notice”) to each of the Shareholders, specifying:

11.1.1	the amount borrowed by Holdco in terms of and the material terms and conditions of the relevant Loan Agreement;

11.1.2	that the Shareholders shall be obliged to execute Suretyship Undertakings and/or Guarantees in respect of the relevant Loan Agreement;

11.1.3

when the Shareholders shall be obliged to execute the Suretyship Undertakings and/or the Guarantees, it being recorded that the Shareholders, or any of them, shall not be required so to execute the Suretyship Undertakings and/or the Guarantees before the expiry of a period of not less than 15 Business Days after the delivery of the Guarantee Notice to each Shareholder; and

11.1.4

the terms and conditions applicable in respect of the Suretyship Undertakings and/or the Guarantees, it being specifically recorded that the Board shall use its reasonable commercial efforts to procure that the Shareholders shall be jointly (correi debendi), but not jointly and severally (in solidum), liable in terms of such Suretyship Undertakings and/or Guarantees.

11.2

On the delivery of the Guarantee Notice, the Shareholders shall be obliged to and shall execute the Suretyship Undertakings and/or the Guarantees on the basis and at the time required in terms of the Guarantee Notice, failing which the provisions of clause 12 shall apply.

12.	FUNDING DEFAULT

In the event that any Shareholder (“Defaulting Shareholder”) shall fail, for whatever reason, to provide the funding required in terms of clause 10 (“Default Funding”) to Holdco, or shall fail to execute the Suretyship Undertakings and/or the Guarantees required in terms of clause 11 (“Default Security”), the other Shareholders (“Non-Defaulting Shareholders”) shall be entitled, but not obliged, at any time during the period of 20 Business Days after the Defaulting Shareholder shall have failed to provide the Default Funding to Holdco, or shall have failed to provide the Default Security, to provide the Default Funding or the Default Security, as the case may be, mutatis mutandis on the basis required in terms of the Funding Notice (subject to the provisions of clauses 12.1.1 and 12.1.2) or the Guarantee Notice, as the case may be, pro rata to their then Shareholding. In the event and to the extent that any of the Non-Defaulting Shareholders shall elect not to or shall not provide their pro rata portion of the Default Funding, or Default Security, as the case may be, the other Non-Defaulting Shareholders shall be entitled, but not obliged, to provide the portion of the Default Funding, or Default Security, as the case may be, which any of the other Non-

Defaulting Shareholders shall have elected not to or shall not have provided, pro rata to their then Shareholding. On the provision of the Defaulting Funding to Holdco or the Default Security, as the case may be, by any of the Non-Defaulting Shareholders (“Funding Shareholders”), the benefits which would have accrued to the Defaulting Shareholder in the event that it would have provided the required funding or would have executed the required Suretyship Undertaking and/or Guarantee (such benefits being, for the avoidance of doubt, the allotment and issue of any Shares, or the payment of any interest and/or fee to it) shall accrue to the Funding Shareholders pro rata to their then Shareholding; provided that:

12.1.1

subject to clause 12.1.2 and notwithstanding the provisions of clause 10.4.4, in the event that the Funding Shareholders elect to provide the Default Funding in circumstances where all or a portion of the funding required in terms of clause 10 was to be advanced by way of subscription for additional Shares, the subscription price for each of the Shares to be issued and allotted to the Non-Defaulting Shareholders shall be the Fair Market Value thereof;

12.1.2

notwithstanding whether the funding required in terms of clause 10 was to be advanced by way of subscription for additional Shares, for the duration of the Initial Period, any and all Default Funding, together with the Non-Defaulting Shareholders’ corresponding portion of the aggregate amount of funding required by Holdco, will be contributed by way of a loan equal to the aggregate amount of the funding required in terms of clause 10, the terms of which loan funding shall, at the relevant time, be determined by the Board;

12.1.3

any interest on any loan which constitutes Default Funding receivable by the Funding Shareholders shall be calculated at the rate of Prime, and such interest shall be paid to the Funding Shareholders by Holdco in priority to any other payment made by Holdco to the Shareholders, or any of them, and Holdco shall repay the full amount of the Defaulting Funding to the Funding Shareholders in priority to any other payment made by Holdco to the Shareholders, or any of them (including, without limitation, any dividend paid and/or other distribution made by Holdco);

12.1.4

any fee in respect of any guarantee comprising Default Security receivable by the Funding Shareholders shall be a market related fee agreed amongst the Parties, or failing such agreement, determined by the auditors of Holdco, who shall act as experts and not as arbitrators, and whose decision shall be final and binding on the Parties, save in the event of manifest error, and such fee shall be payable to the Funding Shareholders mutatis mutandis and in the order of priority as specified in clause 12.1.3; and

12.1.5	in the event that the Non-Defaulting Shareholders, or any of them, do not elect to provide all the Default Funding and/or all the Default Security in terms of this clause 12, as the case may be:

12.1.5.1

any funding actually contributed to Holdco (including any funds held by Holdco in escrow in accordance with the provisions of clause 10.6) by the Non-Defaulting Shareholders, in accordance with clause 10.5.1 and/or this clause 12, shall be released from escrow and/or returned to such Non-Defaulting Shareholders, as the case may be; and

12.1.5.2	any Suretyship Undertakings and/or Guarantees executed by the Non-Defaulting Shareholders, in terms of clause 11 and/or this clause 12, shall be terminated.

13.	SUBORDINATION

Each of the Shareholders who shall have any Claim against Holdco from time to time shall be obliged, in the event that the Board shall so determine, to subordinate all of its Claims against Holdco in favour of all or some of the creditors (other than any Shareholder, but including, without limitation, any Financier (which would include RPM in its capacity as a Financier) from which Holdco shall from time to time borrow any money) of Holdco, on such terms and for such periods as the Board may from time to time determine. The provisions of this clause 13 shall apply only in respect of and to the extent that Holdco shall be indebted to the Shareholders pro rata to their respective Shareholding, provided that the provisions of this clause 13 shall not apply in respect of any portion of any Claim which shall have arisen from and/or shall relate to any amount lent by any Shareholder to Holdco at any time as and by way of Default Funding in terms of clause 12.

14.	DIVIDENDS

14.1

Subject to clause 14.2 and the AAPL Funding Agreements, Holdco shall distribute to the Shareholders such portion of the accumulated Profits by the declaration and payment of dividends in such amounts as the Board may, in its discretion determine from time to time.

14.2

The Board shall from time to time determine what portion of the Profits of Holdco shall be applied, prior to any distribution of such Profits to the Shareholders in terms of clause 14.1, to the repayment of all amounts owing by Holdco to the Shareholders on loan account, provided that:

14.2.1	all such repayments shall be made in the first instance to any amount which Holdco may owe to any Shareholder in respect of Default Funding, on the basis described in clause 12;

14.2.2	subject to clause 14.2.1, all such repayments shall be made pro rata to the respective Shareholding of the Shareholders from time to time; and

14.2.3	all amounts paid to the Shareholders in terms of the repayment of such loan accounts shall be applied in the first instance to interest accrued, and thereafter to capital outstanding.

15.	CASHFLOWS

Plateau undertakes (and shall procure that Holdco and Opco undertake) to use the Cash received by it from time to time and the Cash Equivalent Investments made by it from time to time to fulfil its repayment obligations to RPM pursuant to and in accordance with the terms and conditions of the Revised Funding Agreements, until the Initial Maturity Date.

16.	OUNCE NEUTRALITY

16.1

As soon as reasonably practicable following the Initial Maturity Date and provided that Atlatsa has notified AAPL in writing of its intention to exercise its rights under this clause 16 within 12 months of the Initial Maturity Date (the date of such written notice being the “Exercise Date”), AAPL and Atlatsa undertake to conclude an agreement (“Sale of Shares and Claims Agreement”) in terms of which AAPL will procure that RPM sells, at market value to Atlatsa certain Shares and Claims (if any) held by RPM in Holdco (“Interest”) which portion shall be determined by dividing the sum of the value of up to 11.69 million PGM indicated resource ounces 4E and 19.73 million PGM inferred resource ounces 4E by the implied enterprise value of Holdco (determined with reference to the quoted market value of Atlatsa), as described in more detail in the steps set out in the remainder of this clause 16.

16.2

The negotiations in relation to the Sale of Shares and Claims Agreement shall commence immediately following the Exercise Date and shall be conducted in good faith. AAPL shall use their reasonable commercial endeavours to conclude the Sale of Shares and Claims Agreement as soon as is reasonably practicable and by no later than 1 year after the Exercise Date, on terms and conditions to be agreed between AAPL and Atlatsa.

16.3

The formulae set out in clauses 16.4 to 16.8 used to determine the percentage Interest to be acquired by Atlatsa have been devised on the basis of the current structure of the Atlatsa Group as at the Signature Date. Should the structure of the Atlatsa Group change in a manner which renders the formulae ineffective for their intended commercial purpose prior to the Reference Date, AAPL and Atlatsa agree to meet in order to determine appropriate adjustments and/or material alterations to the formulae to take account of the changes with the intention of trying to achieve the same or substantially the same commercial objective described in clause 16.1.

16.4

First, calculate the market capitalisation of Atlatsa, adjusted by the inclusion of the market value attributable to the B preference shares to be converted into Atlatsa ordinary shares, in accordance with the following formula:

G = Ax(B + D + E)

where:

G =	market capitalisation of Atlatsa, in Rand, including an adjustment to reflect the value of the B preference shares to be converted into Atlatsa ordinary shares;

A	=	the price per Atlatsa ordinary share based on a 10 day volume weighted average traded price (“VWAP”) measured as at the effective date of the Sale of Shares and Claims Agreement (“Reference Date”);

B	=	the total number of issued ordinary shares in Atlatsa as determined with reference to the recognised stock exchange of Atlatsa’s primary listing;

D	=	the total number of Atlatsa ordinary shares attributable to RPM pursuant to a conversion of B preference shares, in accordance with the relevant B Preference Share Documents;

E	=	the total number of Atlatsa ordinary shares attributable to Pelawan SPV pursuant to a conversion of B preference shares, in accordance with the relevant B Preference Share Documents;

16.5	Second, determine the enterprise value of Holdco in accordance with the following formula:

EVH	=	(G / H) + F

EVH	=	the enterprise value of Holdco;

G	=	is defined above;

F	=	the consolidated net debt of Atlatsa; and

H	=	percentage Shareholding of Plateau as at the Reference Date.

16.6	Third, determine the value of up to 31.42 million PGM resource ounces 4E in accordance with the following formula:

OV	=	(M x X) + (N x Y) + (O x Z)

where:

OV* =	the value of up to 31.42 million PGM resource ounces 4E at Opco in Rand;

M =	zero PGM measured resource ounces 4E;

X =

the US$ per ounce value attributable to PGM measured resource ounces 4E, with reference to comparable resources sale transactions during the 5 year period prior to the Reference Date, as agreed between AAPL and Atlatsa in writing;

N =	up to 11.69 million PGM indicated resource ounces 4E;

Y =

the US$ per ounce value attributable to PGM indicated resource ounces 4E, with reference to comparable resources sale transactions during the 5 year period prior to the Reference Date, as agreed between AAPL and Atlatsa in writing;

O =	up to 19.73 million PGM inferred resource ounces 4E; and

Z =

the US$ per ounce value attributable to PGM inferred resource ounces 4E, with reference to comparable resources sale transactions during the 5 year period prior to the Reference Date, as agreed between AAPL and Atlatsa in writing.

*	the Rand value will be determined by multiplying the US$ value of OV by the average R/US$ exchange rate, as quoted by Standard Bank for the calendar month immediately prior to the Reference Date.

16.7

Fourth, determine what percentage of the entire issued share capital of Holdco and all Claims against Holdco, is to be acquired by Atlatsa from RPM ie. what percentage of Shares and Claims must RPM sell to Plateau, as calculated in accordance with the following formula:

EQ*	= (OV/EVH) x 100

EQ =	percentage of Interest to be acquired by Plateau from RPM;

OV =	is defined above;

EVH =	is defined above.

*	For the avoidance of doubt, the value of EQ is the percentage Interest to be sold by RPM to Atlatsa (without any adjustment required to the Interest by virtue of RPM’s Shareholding).

16.8

Fifth, the purchase price to be paid by Atlatsa for such Interest is the sum of the value of the Shares and the value of the Claims (comprising the Interest) to be sold by RPM to Plateau in accordance with the following formula:

P =	[EQ x (EVH - SL - TD)] + [EQ x SL]

P =	purchase price of the Interest in Rand;

EQ =	is defined above;

EVH =	is defined above;

SL =	the aggregate of all Claims against Holdco as at the Reference Date; and

TD =	the aggregate of all third party debt held by Holdco as at the Reference Date.

A worked example of the application of the formulae has been included in schedule 4 for illustrative purposes.

16.9

If the product of EQ and SL in clause 16.8 is greater than the full extent of the Claims held by RPM as at the Reference Date, then the purchase price in respect of the Claims shall be reduced to an amount which equals the face value of the Claims held by RPM and RPM’s obligation to sell a percentage of Claims shall similarly be reduced to the full extent of Claims held by RPM.

16.10

Should AAPL and Atlatsa fail to agree a particular value for any item set out in this clause 16, within 30 days of either party requesting the other to do so, the parties shall appoint an Expert in accordance with the provisions of clause 2.2.50.

16.11

If, at the date of the written notice to commence negotiations in relation to the Sale of Shares and Claims Agreement referred to in clause 16.1, the Amendment Date (as this term is defined in the Boikgantsho Sale of Assets Agreement) has not occurred, the number of equivalent ounces shall be reduced by an amount equal to the amount of equivalent ounces attributable to the area covered by the Boikgantsho Prospecting Rights (as this term is defined in the Implementation Agreement), such that the value of N in the formula in clause 16.6 shall be reduced by 3.91 PGM indicated resource ounces 4E and the value of O in the formula in clause 16.6 shall be reduced by 2.10 million PGM inferred resource ounces 4E.

16.12

This clause 16 constitutes a stipulation for the benefit of AAPL and Atlatsa respectively (ie. a stipulatio alteri) which is capable acceptance by either of them, on written notice to the Shareholders.

17.	ACCOUNTING MATTERS

17.1

Holdco shall, in accordance with IFRS, keep full, complete and accurate books of account, records and information (“Books”) with respect to the affairs of Holdco. The Books shall be maintained at the head office of Holdco or at such other place as the Board shall determine from time to time.

17.2	Each Party shall have the right, acting reasonably, to have access to, to audit, to examine and to make copies and/or extracts from the Books.

17.3	The auditors of Holdco as at the Signature Date shall be KPMG Inc.

17.4

Holdco shall establish and maintain, as a sub-committee of the Board, an audit committee, consisting of Directors appointed by the Board. The audit committee shall be responsible for and shall manage the accountancy and auditing aspects of the Holdco Business and shall report in respect of such management to the Board at such intervals and on such basis as the Board may from time to time require.

17.5	The accounting period of Holdco will, unless otherwise determined by the Board, be from 1 January to 31 December of each year.

18.	INSURANCE

It is recorded that with effect from the Initial Commencement Date, Holdco and the Holdco Subsidiaries were removed as insured parties under and in terms of the AAPL Group insurance policies and accordingly the Holdco Group shall be obliged to procure and maintain such insurance coverages as may be necessary to insure the Holdco Business and assets against such risks as they were insured under the AAPL Group insurance policies and/or such additional risks as Holdco deems necessary, from time to time.

19.	MINORITY PROTECTIONS

The provisions of schedule 1 shall apply in respect of decisions of the Board, the Opco Board and/or the board of directors of any other Holdco Subsidiary, in respect of matters specified in that schedule.

20.	HOLDCO BUSINESS

20.1	The Shareholders shall procure that Holdco shall undertake the Holdco Business, it being specifically recorded that:

20.1.1

Holdco shall hold the entire issued share capital of respectively Opco, Ga-Phasha, Boikgantsho, Kwanda and Lebowa (unless Lebowa shall have been wound-up), and shall Control respectively Opco, Ga-Phasha, Boikgantsho, Kwanda and Lebowa (unless Lebowa shall have been wound-up); and

20.1.2

at the election of the Shareholders, Holdco shall procure that the Holdco Subsidiaries, or any of them, shall undertake the exploration for, mining of, and the processing and treatment, marketing and distribution and sale of PGMs, and all rehabilitation operations undertaken in connection therewith.

20.2

In respect of the development of any new project to be undertaken by any member of the Holdco Group, any of the Shareholders which shall require further exploration and/or feasibility work, over and above that which the Board shall have approved, to be undertaken in order to be in a position to make an investment decision, shall be entitled to procure that such further exploration and/or feasibility work shall be undertaken at the cost of such Shareholder; provided that such further exploration and/or feasibility work shall in no way delay the adoption and/or implementation of such new project; and further provided that any additional information gained from such further exploration and/or feasibility work shall be the property of the Shareholder who shall have undertaken such further exploration and/or feasibility work, and that such Shareholder shall be entitled (but not obliged) to sell such information to the relevant Holdco Subsidiary, which shall be entitled (but not obliged) to buy such information, on such terms as may be agreed between such Shareholder and such Holdco Subsidiary.

21.	PURCHASE OF ORE OR CONCENTRATE

21.1

Plateau shall procure that Ga-Phasha elects whether it shall produce Ore or Concentrate prior to the finalisation of the Bankable Feasibility Study. In the event that Ga-Phasha shall determine with reference to the Bankable Feasibility Study that:

21.1.1

Ore shall be produced and it shall have notified RPM accordingly in writing (“Ore Production Notification Date”), RPM and Ga-Phasha shall use their reasonable commercial endeavours to conclude an Ore purchase agreement on market related terms and conditions. In the event that RPM and Ga-Phasha shall have failed to reach an agreement on the purchase of Ore, RPM and Ga-Phasha shall be obliged to refer the matter to dispute resolution in accordance with the provisions of clause 32 of this Agreement; or

21.1.2

Concentrate shall be produced, RPM shall have the right to purchase Ga-Phasha’s Concentrate in accordance with the Ga-Phasha Sale of Concentrate Agreement. RPM shall be obliged to give notice in writing to Ga-Phasha at least 3 (three) months prior to the commencement of production of Concentrate that it wishes to purchase Ga-Phasha’s Concentrate on the terms so determined in accordance with this clause 21.1.2, failing which Ga-Phasha shall be entitled to dispose thereof as it deems fit or, Ga-Phasha shall be entitled on 3 (three) months’ written notice to RPM to require RPM to acquire Ga-Phasha’s Concentrate on the terms of the Ga-Phasha Sale of Concentrate Agreement, subject to the provisions of clauses 21.2 and 21.3.

21.2

The Parties hereby agree that the determination of the pricing for purposes of clause 8 of the Ga-Phasha Sale of Concentrate Agreement will always be transparent (ie subject to independent annual audit verification).

21.3	The terms of the Ga-Phasha Sale of Concentrate Agreement shall be substantially similar to the draft attached to schedule 4 of the Original Shareholders Agreement, provided that:

21.3.1

those terms in the Ga-Phasha Sale of Concentrate Agreement which are incomplete (and capable of completion by reference to the Bankable Feasibility Study) shall be amplified by reference to the Bankable Feasibility Study and those which are unable to be completed by reference to the Bankable Feasibility Study shall be agreed by RPM and Ga-Phasha, and failing agreement, then as determined in accordance with the dispute resolution procedure in clause 32; and

21.3.2

those terms set out in clauses 4, 8 and 9 of the Ga-Phasha Sale of Concentrate Agreement have been agreed to finality between the RPM and Ga-Phasha, and shall not be subject to change unless otherwise agreed to by RPM and Ga-Phasha.

21.4

Should the Ga-Phasha Sale of Concentrate Agreement be extended for a second term of 10 (ten) years, in that Ga-Phasha has not given RPM notice of termination thereof prior to the end of the 8th (eighth) year thereof, Plateau (or its nominee) shall have the sole and exclusive options (“the Smelter Options”) to purchase from RPM, an undivided ownership interest in the smelter owned by RPM and situated at Polokwane (“the Polokwane Smelter”) on the following terms and conditions:

21.4.1

RPM shall after the end of the said 8th (eighth) year of the initial period of the Ga-Phasha Sale of Concentrate Agreement, decide on the most appropriate legal entity (corporate or otherwise) and structure to facilitate

Plateau (or its nominee) being able to exercise either or both of the Smelter Options and acquire an undivided ownership interest in the Polokwane Smelter; provided that any restructuring of the ownership of the Polokwane Smelter to give effect to the ultimate exercise of either or both of the Smelter Options shall be investigated and determined by RPM having regard to all tax, legal, commercial, fiscal and financial consequences for RPM associated with such restructuring (“Restructuring Costs”). In determining the structure; RPM and Plateau record that, and Plateau agrees that:

21.4.1.1

RPM shall be entitled to effect the said restructuring on a basis that is least prejudicial or detrimental to its then commercial, financial, tax, fiscal and legal position vis-a-vis the Polokwane Smelter;

21.4.1.2

whatever restructure is determined by RPM, it is recorded that the Polokwane Smelter is treated as a cost centre and that no revenue or profits are attributed to the smelting activities at the Polokwane Smelter, although RPM may in future restructure the Polokwane Smelter as a profit centre;

21.4.1.3

RPM shall determine the mechanism to implement the relevant restructure timeously to enable Plateau (or its nominee) to exercise these Smelter Options within the time limits specified in clauses 21.4.4.1 and 21.4.5.1; and

21.4.1.4	RPM shall be entitled to present one or more structures as contemplated in clause 21.4.1.1 to Plateau (or its nominee) at RPM’s discretion;

21.4.2

the Smelter Options are divisible and Plateau or its nominee shall be entitled to exercise either one or both of the Smelter Options and the exercise of one of the Smelter Options is not dependant on the exercise of the other;

21.4.3	Plateau or its nominee shall be entitled to exercise either or both of the Smelter Options by giving written notice of exercise of the option to RPM at

RPM’s chosen domicilium in terms of clause 35 within the time limits specified in clauses 21.4.4.1 and 21.4.5.1 respectively;

21.4.4	in regard to the Smelter Option 1 which is based on the Concentrate feed derived from Ore mined, the following terms shall apply:

21.4.4.1

such Smelter Option 1 may be exercised by Plateau or its nominee within 30 (thirty) days after the commencement of the second 10 (ten) year term of the Ga-Phasha Sale of Concentrate Agreement referred to in clause 21.4, or within 30 (thirty) days of the determination of the price if Plateau (or its nominees) disputes RPM’s costs in terms of clause 21.4.4.4, failing which Smelter Option 1 shall lapse and cease to be of any further force or effect;

21.4.4.2

in order for Plateau (or its nominee) to exercise Smelter Option 1 RPM shall present a written offer or offers setting out the price(s) and structure(s) for purposes of clause 21.4.4.4, which offer(s) shall be delivered prior to the commencement of the second 10 (ten) year term, will be irrevocable and will be open for acceptance or rejection by Plateau (or its nominee) within 30 (thirty) days of delivery of the offers, or the date of determination of the dispute referred to in clause 21.4.4.4;

21.4.4.3

the undivided ownership interest (“Option 1 ownership interest”) to be acquired by Plateau (or its nominee) pursuant to the exercise of Smelter Option 1 shall equal the percentage that Concentrate derived from the Ore mined by Ga-Phasha, on the KA Farms attributable to Ga-Phasha and processed at the Polokwane Smelter, is, on an average basis for the 12 (twelve) month period prior to the date of exercise of Smelter Option 1, of the total amount of Concentrate process design capacity (“design capacity”) for the Polokwane Smelter, it being recorded that RPM may at any time operate the Polokwane Smelter above or below design capacity;

21.4.4.4	the purchase price for the Option 1 ownership interest shall be R1 (one rand) plus the cost (provided that RPM will take steps to minimise the Restructuring Costs) to RPM attributable to the restructuring of the Polokwane Smelter (save that RPM shall not in such calculation include any loss of profits attributable to Plateau acquiring an ownership interest if the Polokwane Smelter is run as a profit centre), payable in cash on the date of exercise of Smelter Option 1; provided that Plateau if it disputes the cost to RPM as set out in RPM’s offer(s) it shall be entitled to refer the dispute to arbitration in terms of clause 32;

21.4.4.5	risk in and benefit to the Option 1 ownership interest shall pass to Plateau (or its nominee) on the date of exercise of Smelter Option 1; and

21.4.4.6

the sale and purchase of the Option 1 ownership interest recorded in this clause 21.4.4 shall be voetstoots and no warranties, representations or undertakings are given or will be given by RPM in relation thereto; and

21.4.5

in regard to the second Smelter Option (“Smelter Option 2”) which is based on the Concentrate feed derived from Ore mined outside of the of the KA Farms attributable to Atlatsa, the following terms shall apply:

21.4.5.1

Smelter Option 2 may be exercised by Plateau (or nominee) within the period commencing on the first day of the second 10 (ten) year term of the Ga-Phasha Sale of Concentrate Agreement and terminating on the last day of the 5th (fifth) year of the second term, failing which Smelter Option 2 shall lapse and cease to be of any further force or effect; provided that such period shall be extended if the determination in clause 21.4.5.4 is delayed beyond such period;

21.4.5.2

the undivided ownership interest (“Option 2 ownership interest”) to be acquired by Plateau (or its nominee) pursuant to the exercise of Smelter Option 2 referred to in clause 21.4.5.1 shall equal the percentage that Concentrate derived from Ore mined from areas outside of the KA Farms attributable to Atlatsa and processed at the Polokwane Smelter in terms of an off-take agreement with RPM, is, on an average basis for the 12 (twelve) month period prior the to date of exercise of Smelter Option 2, of the design capacity for the

Polokwane Smelter, it being recorded that RPM may at any time operate the Polokwane Smelter above or below design capacity;

21.4.5.3

should Plateau (or its nominee) wish to exercise the Smelter Option 2 in this clause 21.4.5 it shall give RPM 6 (six) month’s prior written notice of intention to exercise to enable the determination in clause 21.4.5.4 to be done;

21.4.5.4

the purchase price for the Option 2 ownership interest shall be the replacement cost of the Polokwane Smelter (including Restructuring Costs, to the extent applicable and without double counting), prorated according to the percentage Option 2 ownership interest less the pro-rated fair wear and tear associated therewith, as determined by agreement between Plateau (or its nominee) and RPM, after the giving of the notice in clause 21.4.5.3, and failing agreement as determined by an expert agreed to by RPM and Plateau (or its nominee), (and failing agreement each of them shall appoint an expert who together shall appoint an independent third expert) who shall be acting as an expert(s) and whose decision shall in the absence of manifest error, be final and binding on RPM and Plateau (or its nominee) and not capable of review or appeal; provided that the costs of such expert(s) shall be borne by RPM and Plateau in equal shares;

21.4.5.5

in determining the replacement cost and the fair wear and tear for purposes of clause 21.4.5.4, RPM and Plateau and the expert(s) shall base the determination on the actual cost of replacing the facility with the same facility with the same specifications as at the date of exercise of Smelter Option 2;

21.4.5.6

after the determination of the price in terms of clause 21.4.5.4 Plateau (or its nominee) shall have 30 (thirty) days to exercise the Smelter Option 2 in failing which it shall lapse; provided that Smelter Option 2 may be exercised only after the date in clause 21.4.5.1;

21.4.5.7	the purchase price in clause 21.4.5.4 shall be payable within 10 (ten) Business Days of the exercise of Smelter Option 2 in accordance with clause 21.4.5.9, failing which the sale arising from the exercise of the Smelter Option 2 shall terminate and shall ipso facto lapse and be of no further force and effect;

21.4.5.8	risk in and benefit to the Option 2 ownership interest shall pass to Plateau (or its nominee) on the date of payment in accordance with clause 21.4.5.9; and

21.4.5.9	the provisions of clause 21.4.4.6 shall apply, mutatis mutandis, to the sale in this clause 21.4.5.

22.	BEE

22.1

The Shareholders shall procure that as at the Initial Commencement Date, the Beneficial Owners of the issued share capital of and/or the assets of respectively Opco, Lebowa, Ga-Phasha, Kwanda, Boikgantsho and each other Holdco Subsidiary (including, without limitation, the Business) (collectively “Entities”) shall include the Communities (through such vehicle or vehicles as may be agreed amongst the Parties) and the Bokoni Platinum Mine ESOP Trust; provided that the provisions of this clause 22.1 shall not preclude the Communities and the Bokoni Platinum Mine ESOP Trust from disposing of any shares in the share capital of Atlatsa acquired by them in terms of the ESOP and Communities Subscription Agreements, in accordance with the terms of their founding or constitutional documents.

22.2	To the extent that Pelawan shall acquire any obligations in terms of this clause 22, Plateau shall procure that Pelawan shall comply fully and timeously therewith.

22.3

Plateau shall, and in relation to the other Atlatsa Parties shall procure that each of them will, for the duration of the Initial Period, use its reasonable commercial endeavours, at the cost of RPM, to support (and not in any way to deliberately jeopardise and/or to affect adversely), in such manner as RPM may from time to time reasonably request each such Atlatsa Party in writing, the conversion of the AAPL Old Order Rights, or any of them and/or the grant to the AAPL Group of any reconnaissance permission, prospecting right and/or mining right (as described in the MPRD Act) in respect of which any member of the AAPL Group shall have lodged an application as at the Initial Commencement Date.

23.	ISSUE AND TRANSFER OF SHARES

23.1	Unless otherwise agreed by the Shareholders or provided in this Agreement or the Holdco Sale of Shares Agreement:

23.1.1

Holdco may issue and allot Shares to a person, which person may subscribe for such Shares, only if such issue, allotment and subscription shall be subject to a condition precedent that the proposed subscriber of such Shares shall have bound itself to the provisions of this Agreement;

23.1.2	any Shareholder may dispose of its Shares only if:

23.1.2.1

in one and the same transaction (other than a transaction contemplated pursuant to clause 16), it disposes of that portion of its Claims which bear the same proportion to the whole of its Claims as the Shares disposed of bear to the whole of its Shareholding in Holdco; and

23.1.2.2	such disposal shall be subject to a condition precedent that the proposed transferee shall have bound itself to the provisions of this Agreement; and

23.1.3	Shares and/or Claims may not be pledged, hypothecated or otherwise encumbered, save in terms of any Financing Agreement.

23.2

Subject to the provisions of the BEE Principles Schedule, Plateau may dispose of its Shares only if it shall have acquired written approval from the Minister in respect of such sale, insofar as such approval is required in terms of section 11 of the MPRD Act or any other section of any other applicable legislation, from time to time.

23.3

Shares may only be transferred in accordance with the provisions of this Agreement and no transfer of any Shares which conflicts with any provision of this Agreement shall be approved or be permitted to be registered.

23.4

Subject to the remaining provisions of this clause 23 and clause 24, transfer of any Shares shall be given to the person so acquiring them on the basis that if the approval of the Board is required in terms of Holdco’s articles of association, the Shareholders shall forthwith after the Initial Commencement Date procure the amendment of Holdco’s articles of association to delete such requirement, in order that such Shares may be freely transferred without the approval of the Board.

23.5	Securities transfer tax and/or other legal costs payable in respect of any transfer of Shares pursuant to this Agreement will be paid by the purchaser of such Shares.

24.	PRE-EMPTIVE RIGHTS

24.1

The Shareholders shall not directly or indirectly sell, transfer, delegate or otherwise dispose of (collectively “Dispose of”) any of their Shares, other than in compliance with the provisions and principles applicable in respect thereof, as set out in this Agreement and the BEE Principles Schedule.

24.2

In the event that any Shareholder shall Dispose of its Shares in accordance with the stipulations of this Agreement, the other Shareholders shall procure that such Shareholder shall be released from all of its obligations (“Obligations”) in terms of any suretyships and/or guarantees in respect of and/or in terms of which such Shareholder shall be bound in respect of and/or in connection with the liabilities of any member of the Holdco Group, to the extent that the Obligations shall be greater than the pro rata obligations of such Shareholder in terms of this Agreement (measured by reference to the Shareholding of such Shareholder immediately before such disposal, against the total amount in respect of which the Shareholders shall have bound themselves as sureties and/or guarantors for the obligations of the Companies). It is recorded, for the avoidance of doubt, that the third party to whom such Shareholder shall Dispose of its Shares shall (as a condition precedent to such disposal) assume the liability of such Shareholder in respect of the Obligations, to the extent that such Obligations shall be pro rata to the obligations of the other Shareholders in terms of any suretyships and/or guarantees in respect of and/or in terms of which the Shareholders shall be bound in respect of and/or in connection with the liabilities of any member of the Holdco Group.

25.	REHABILITATION TRUST AND GUARANTEES

25.1

It is recorded that as at the Original Signature Date, RPM shall have contributed an amount to the Platinum Producers’ Environmental Trust Fund, in respect of the LPM Business, and has provided an environmental guarantee in respect of the possible shortfall associated with early closure (“the Environmental Guarantee”).

25.2

RPM has procured that an amount equal to the funds standing to the credit of the LPM Business in the Platinum Producers’ Environmental Trust Fund has been transferred to a dedicated Holdco trust. RPM has also procured the extension of the Environmental Guarantee for successive periods of 12 months from the Initial Commencement Date, subject to an annual 1% guarantee fee excluding VAT, payable to AAPL or its nominee, by Holdco or Opco, within 20 Business Days from the Initial Commencement Date or the anniversary of the Initial Commencement Date, as the case may be. Upon expiry of the current 12 month period referred to herein, the Environmental Guarantee shall ipso facto lapse and be of no further force and effect and Holdco and/or Opco shall be obliged to substitute same with its own environmental guarantee.

25.3	Any additional funding required to be contributed to the Holdco trust fund and/or the Environmental Guarantee shall be contributed by Holdco.

26.	GENERAL WARRANTIES

26.1	Each Party hereby warrants to and in favour of the others that:

26.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

26.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms; and

26.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not:

26.1.3.1	contravene any law or regulation to which it is subject;

26.1.3.2	contravene any provision of it’s constitutional documents; or

26.1.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.

26.2	Each of the representations and warranties given by the Parties in terms of clause 26.1, shall:

26.2.1	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

26.2.2	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

26.2.3	prima facie be deemed to be material and to be a material representation inducing the other Parties to enter into this Agreement.

27.	CONFIDENTIALITY

27.1

Each of the Parties shall at all times treat all information in connection with and/or relating to Holdco, the Holdco Business and all matters incidental thereto (“Confidential Information”), as strictly confidential and shall not, without the prior written consent of the other Parties (which consent may, for the avoidance of doubt, be withheld in the unfettered discretion of such other Parties) disclose such Confidential Information to any party, and/or make use of such Confidential Information for any purposes other than in connection with the conduct of the Holdco Business and/or the furtherance of the interests of Holdco.

27.2

Notwithstanding the stipulations of clause 27.1, information shall be deemed not to be Confidential Information, and the provisions of clause 27.1 shall not apply to a Party in connection with any information which:

27.2.1	is or becomes generally available to the public other than as a result of disclosure by such Party in violation of this clause 27;

27.2.2	is disclosed to such Party by any third party entitled so to disclose such Confidential Information;

27.2.3

is required to be given, made or published by law or under the rules, legally binding policies and regulations of any relevant stock exchange or any applicable regulatory authority, in which case, the Party liable to so give, make or publish same shall, to the extent reasonably possible, give the other Parties reasonable written notice thereof, along with drafts or copies thereof, as soon as is reasonably practicable, and, in the case of any disclosure required in terms of the Promotion of Access to Information Act, 2000 (Act No 2 of 2000) (“PAI Act”), the Party liable to make such disclosure shall, insofar as it shall be able, apply the principles of Chapter 4 of the PAI Act in order to avoid and/or limit the extent of any such disclosure, and such Party shall not make any disclosure which it shall not be legally obliged to make;

27.2.4

is required to be disclosed by any Party to any Financier in order for such Financier to take informed decisions regarding Holdco, provided that such Party shall use its reasonable endeavours to procure that the Financier shall keep such information confidential;

27.2.5

is required to be disclosed to a bona fide potential purchaser of Shares and/or any interest in the Business and/or any merchant bank in circumstances of a compulsory disposal in terms of clause 4 of the BEE Principles Schedule (provided that such potential purchaser and/or merchant bank shall execute an appropriate confidentiality undertaking in favour of the Shareholders and Holdco); and

27.2.6

is, in terms of usual commercial practice, disclosed in the ordinary course of its operations by any Shareholder to any of its direct and indirect shareholders (and/or to any direct and/or indirect subsidiary of any of its direct and/or indirect shareholders) and/or to any Financier for the purpose of and/or in connection with the making of any investment decisions, provided that the relevant Shareholder shall procure that such direct and indirect shareholders and/or Financier shall comply mutatis mutandis with the provisions of this clause 27

28.	INFORMATION RELATING TO HOLDCO.

28.1	The Shareholders shall each, on reasonable notice to Holdco, be entitled unlimited and unfettered access to:

28.1.1	the books and records;

28.1.2	all physical sites and assets; and

28.1.3	all relevant financial and/or other information and/or documentation of whatsoever nature (including, without limitation, all electronic information and documentation),

of and/or in relation to the Holdco Group and its joint ventures (if any), in order to keep them informed about the business and/or affairs of the Holdco Group and/or its joint venture partners (if any) and generally to protect their respective interests.

28.2	Any reasonable costs incurred by Holdco whilst complying with clause 28.1 shall be for the account of the relevant requesting Shareholder.

29.	ACCOUNTING POLICY

The Parties shall procure that Holdco shall adopt a consistent and as far as possible uniform policy in the preparation of its financial statements in accordance with generally accepted accounting practice in South Africa, and (where applicable) IFRS.

30.	INCONSISTENCY BETWEEN THIS AGREEMENT AND THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF HOLDCO

30.1

Notwithstanding anything herein implied or contained to the contrary and subject to all applicable laws, in the event of their being any inconsistency between the provisions of this Agreement and the rights and obligations of the Parties under the memorandum and articles of association of Holdco, the provisions of this Agreement shall prevail as amongst the Parties.

30.2	The Parties shall procure, as soon as practicable after a written request by any Shareholder, that the provisions of this Agreement shall, insofar as may be practicable, be incorporated into the articles of association of Holdco as soon as possible after the Initial Commencement Date.

31.	MUTUAL SUPPORT

31.1

The Parties undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions, and the taking of all such steps, as may be open to them and necessary or desirable for or incidental to the putting into effect or maintenance of the terms, conditions, import and intent of this Agreement.

31.2

Where circumstances arise which were not contemplated by the Parties as at the Original Signature Date or the Signature Date, which render impractical the implementation of this Agreement, the Parties will meet and negotiate in good faith to establish a modus operandi for the attainment and fulfilment of the fundamental purpose of this Agreement.

31.3

The Shareholders agree that, if during the currency of this Agreement, there is any significant change in circumstances, which results in one or more of the Shareholders being placed in an inequitable or unfavourable position, the Shareholders shall meet with a view to agreeing, in a spirit of mutual trust and understanding, what modification, if any, to this Agreement would be appropriate in order to take account of such change.

31.4

Notwithstanding the provisions of this clause 31, it is acknowledged that none of the Shareholders shall owe any of the others of them a duty of care or fiduciary duty of any nature and that each Shareholder shall be entitled to act in its own interests; provided that it shall comply at all times with all of the provisions of this Agreement.

32.	DISPUTE RESOLUTION

32.1

In the event of there being any dispute or difference between the Parties arising out of this Agreement, the said dispute or difference shall on written demand by either Party be submitted to arbitration in Johannesburg in accordance with the AFSA rules, which arbitration shall be administered by AFSA.

32.2

Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the parties to the dispute or failing agreement within 10 (ten) Business Days of the demand for arbitration, then any party to the dispute shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 10 (ten) years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the parties to the dispute failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the parties to the dispute.

32.3

Any party to the arbitration may appeal the decision of the arbitrator or arbitrators in terms of the AFSA rules for commercial arbitration. Should AFSA, as an institution, not be operating at the time or not be accepting requests for appeal for any reason, then the appeal shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA).

32.4	Nothing herein contained shall be deemed to prevent or prohibit a party to the arbitration from applying to the appropriate court for urgent relief or for judgment in relation to a liquidated claim.

32.5

Any arbitration in terms of this clause 32 (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration.

32.6	This clause 32 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

32.7

The Parties agree that the written demand by a party to the dispute in terms of clause 32.1 that the dispute or difference be submitted to arbitration is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.

33.	RELATIONSHIP OF THE PARTIES

The relationship of the Parties amongst themselves shall be governed by the terms of this Agreement and nothing contained herein shall be deemed to constitute a partnership between them and neither shall they by reason of the actions of any one of them incur any personal liability as co-partners to any third party and none of them shall be entitled or empowered to represent or hold out to any third party that the relationship between them is that of partnership.

34.	BREACH

34.1	In respect of a Shareholder (“Affected Party”), and without prejudice to any other rights of such Affected Party at law, if, at any time:

34.1.1	it is placed under judicial management, in liquidation, or under winding-up, whether voluntarily, compulsorily, final or provisional; or

34.1.2

it commits any breach of a material term of this Agreement in respect of which no specific remedy is specified herein (it being specifically recorded that in the event that any specific remedy is specified herein, such remedy shall apply and this clause 34 shall not apply); or

34.1.3	any director of such Affected Party is convicted in a court of competent jurisdiction of any criminal offence of which dishonesty is a constituent element,

any other Shareholder shall be entitled, if it wishes to enforce its rights in terms hereof, to demand by written notice (“Breach Notice”) delivered on the Affected Party, to remedy such position. In respect of the conviction of a director of the Affected Party (in terms of clause 34.1.3) the remedy shall be that such director shall be removed as a director of the Affected Party. In the event that the position in respect of which the Breach Notice shall have been given shall be capable of remedy, the Affected Party shall remedy such position by not later than 60 Business Days after delivery of the Breach Notice. If, within such 60 Business Day period, the Affected Party shall fail to remedy such position or the position in respect of which the Breach Notice shall have been given shall not be capable of remedy, the provisions of clause 4 of the BEE Principles Schedule shall apply mutatis mutandis (it is recorded for the avoidance of doubt that in such circumstances, any reference in clause 4 of the BEE Principles Schedule to “Plateau” and “RPM” shall, for the purposes of this clause, be deemed to be references to respectively the Affected Party and the Shareholder that shall have delivered the Breach Notice to the Affected Party).

34.2

Notwithstanding anything to the contrary contained herein, no liability shall attach to any of the Parties in respect of any breach of this Agreement in relation to claims, losses or liabilities for any loss of profit or any other indirect, special or consequential loss.

35.	DOMICILIUM

35.1	The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this Agreement as follows:

Plateau:	82 Grayston Drive
Sandton Johannesburg 2146
Fax No. +27 11 883-0836
Attention: The Chief Financial Officer

RPM:	13th Floor
55 Marshall Street
Johannesburg
2001
Fax No. +27 11 373-5111
Attention: The Company Secretary

Holdco:	13th Floor
55 Marshall Street
Johannesburg
2001
Fax No. +27 11 373-5111
Attention: The Company Secretary

35.2

Any Party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address in the Republic other than a box number, and any such change shall only be effective upon receipt of notice in writing by the other Parties of such change.

35.3	All notices, demands, communications or payments intended for any Party shall be made or given at such Party’s domicilium for the time being.

35.4	A notice sent by one Party to another Party shall be delivered by hand or sent by telefax and shall be deemed to be received:

35.4.1	on the same day, if delivered by hand, provided that in the event that such day shall not be a Business Day, the notice shall be deemed to have been received on the next Business Day; and

35.4.2	on the same day of transmission if sent by telefax, with receipt received confirming completion of transmission.

35.5

Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

36	COSTS

Each Party shall pay its own costs of and incidental to the negotiation, preparation and execution of this Agreement.

37.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Republic. The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the South Gauteng High Court, Johannesburg in respect of any matter arising in terms of and/or in connection with this Agreement.

38.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

39.	SEVERANCE

If any provision of this Agreement, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree an alternative provision to the void, illegal or unenforceable provision.

40.	GENERAL

40.1	This Agreement constitutes the sole record of the agreement amongst the Parties in regard to the subject matter thereof.

40.2	No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

40.3	No addition to, variation or consensual cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

40.4

No indulgence which any of the Parties (“Grantor”) may grant to any other or others of them (“Grantee”) shall constitute a waiver of any of the rights of the Grantor, who shall not thereby be precluded from exercising any rights against the Grantee which might have arisen in the past or which might arise in the future.

40.5

Save as specifically provided for elsewhere in this Agreement, no Party shall be entitled to cede, delegate or otherwise transfer all or any of its rights, interest or obligations under and in terms of this Agreement except with the prior written consent of the other Parties.

SIGNATURE PAGE

PLATEAU Signed at Sandton on 27 March 2013

For and on behalf of:

PLATEAU RESOURCES PROPRIETARY LIMITED

Name:	TM MOTSISI

Office:	DIRECTOR
(who warrants his authority)

SIGNATURE PAGE

RPM

Signed at JOHANNESBURG on 6 DECEMBER 2012

For and on behalf of: RUSTENBURG PLATINUM MINES LIMITED
Name:	B. NQWABABA

Office:	DIRECTOR
(who warrants his authority)

SIGNATURE PAGE

HOLDCO

Signed at Sandton on 27 March 2013

For and on behalf of:

BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED

Name:	D Schutte

Office:	DIRECTOR
(who warrants his authority)

Schedule 1

MINORITY PROTECTIONS

A.

No decision of the Board and/or the Opco Board and/or any Sub-Board (as defined in clause 8 of the Agreement) in relation to any of the Reserved Matters (set out in clause 1 hereof) shall be of any force and effect unless each Shareholder (or where relevant, the Directors, Opco Directors and/or directors of each Sub-Board appointed and/or nominated by such Shareholder) which holds at least 25.1% of all of the issued Shares (each, a “Qualifying Shareholder”) shall have agreed in respect of such matters. It is intended that the majority of these decisions will be regulated at the appropriate board level.

B.

In respect of all matters set out herein and described respectively as Financial Covenants, Consultative Matters and Sub-Committee Consultation (set out in respectively clauses 2, 3 and 4 hereof) the procedures set out herein shall apply in respect of all decisions of the Board, the Opco Board and/or any Sub-Board.

The protections are divided into four sections:

Reserved Matters

Considerations that will require each Qualifying Shareholder’s approval.

Financial Covenants

Minority protections that will be controlled through the prescription of financial ratios and/or covenants and will require each Qualifying Shareholder’s approval.

Consultative Matters

Considerations that will require consultation with each of the Qualifying Shareholders prior to their execution. Consultation will be constituted in a formal manner, on the basis that:

•

formal written notice shall be given to each of the Qualifying Shareholders by not less than 7 days before the Qualifying Shareholders shall meet in order to consult with each other in respect of the relevant matters;

•	full details of the relevant matters will be given in such written notice; and

•	appropriate consultation shall be had during the course of, and as part of either a meeting of the board of directors of Holdco, or a meeting of the Shareholders.

Sub-Committee Consultation

Matters which require consideration by sub-committees of the Board and/or the Opco Board and/or any Sub-Board, as the case may be, before their adoption and/or implementation.

1.	Reserved Matters

1.1	The listing of Holdco, Opco and/or any Holdco Subsidiary (each a “Relevant Company”) on any stock exchange;

1.2	any change in the main business and/or the objects of any Relevant Company;

1.3	any change to the number of directors and the manner of their appointment, and/or the HDP composition of the Board, the Opco Board and/or the Sub-Boards;

1.4	any change to the powers of the Board, the Opco Board and/or the Sub-Boards;

1.5	the entering Into by any Relevant Company of an amalgamation, merger or consolidation with any other body corporate other than an amalgamation, merger or consolidation within the Holdco Group;

1.6	the formation, sale or winding up of any Relevant Company;

1.7

the entering into by any Relevant Company of a partnership or any arrangement for the sharing of profits, union of interests, joint venture or reciprocal concession with any party, other than as amongst members of the Holdco Group;

1.8

any change in the share capital structure of any Relevant Company, including but not limited to the creation, issue, repurchase, cancellation or alteration of the rights attaching to any shares, preference shares, depository receipts, participation certificates, debentures or any like instruments in the capital of such Relevant Company, whether voting or not and whether convertible into anything else or not, and the grant of options, warrants or any similar rights in respect of securities, but excluding for such purposes any changes in the share capital of a Relevant Company that:

1.8.1

where such Relevant Company is a material subsidiary of either Holdco or Opco, involves only companies within the Holdco Group, and following the implementation of such change, such Relevant Company remains a direct or indirect wholly-owned subsidiary of Holdco or Opco, as the case may be;

1.8.2	where such Relevant Company is Holdco, arise due to the dilution and/or transfer of RPM’s Shareholding in accordance with any express provisions of the Agreement; and

1.8.3	where such Relevant Company is Holdco, arise as a result of funding required to be provided by way of the subscription for new Shares in Holdco pursuant to clauses 10 and 12 of the Agreement;

1.9

any material change in the accounting policies other than as required in terms of generally accepted accounting practices in the Republic, Canada and/or USA, IFRS or statutory regulation, as used for both the consolidated and unconsolidated audited financial statements of the Relevant Company and any changes in the financial year end of the Relevant Company;

1.10	any repurchase of shares by a Relevant Company in terms of section 48 of the Companies Act, other than as between Holdco Group companies;

1.11	any distribution of the share capital, share premium and/or non-distributable reserves of any Relevant Company, other than as between Holdco Group companies;

1.12	the payment by any Relevant Company of any dividend in specie, other than as between Holdco Group companies;

1.13	the reduction or cancellation of the share capital of any Relevant Company, other than as between Holdco Group companies;

1.14	any change in the identity of the auditors of any Relevant Company;

1.15	any variation, amendment or alteration to founding documents (including the memorandum and articles of association) of any Relevant Company, save in respect of any amendment to Holdco’s articles of association in accordance with the provisions of clause 30 of the Agreement;

1.16	any sale, transfer or other disposition by any Relevant Company of any of its Mining Rights and/or prospecting rights;

1.17

any sale, transfer or other disposition by any Relevant Company of any of its intellectual property (including, without limitation, any trade marks, patents and/or licences) having a fair market value of not less than R10 000 000, escalated annually in arrears by the PPI;

1.18

the decision to liquidate any Relevant Company or to place same under judicial management, administration or similar process (in either case whether provisional or final) or to compromise generally with such Relevant Companies’ creditors;

1.19

the entering into by any Relevant Company of any contract with any direct or indirect shareholder, officer or director of such Relevant Company or any relative of any of the foregoing or any entity in which any of the foregoing has a direct or indirect interest, or the entering into by such Relevant Company of any amendment, variation, novation, relaxation or waiver of the terms of such contract;

1.20	the incurral by any Relevant Company of any operating expenditure greater than 15% of the amount budgeted under the latest approved budget; and

1.21	the incurral by any Relevant Company of any capital expenditure greater than 15% of the amount budgeted under the latest approved budget.

2.	Financial Covenants

2.1

The loan by any Relevant Company of any monies to any share incentive scheme and any compromise, arrangement or settlement between such Relevant Company and the share incentive scheme in respect of any such loan;

2.2	any amendment, variation, novation, relaxation or waiver in or of the terms of any loan outside the normal course of business, entered into by any Relevant Company;

2.3

the entering into by any Relevant Company, or amendment of, any financial lease or suspensive sale agreements or any other transaction which would increase the debt : equity ratio (based on the relevant book values thereof) of the Holdco Group to more than 0.4:1;

2.4

the taking of any step and/or deliberate failure to take any step by any Relevant Company which will have the effect, or is reasonably likely to have the effect, that the Holdco Group shall fail to maintain a debt service cover ratio of 1.3 or greater;

2.5	the issuing of letters of credit by the Relevant Company outside the ordinary course of conduct of its business;

2.6	the incurral by any Relevant Company of any liability (other than to another Holdco Group company) which falls outside the ordinary course of its business;

2.7

the disposal by any Relevant Company (but excluding the disposal of production in the normal course of business and disposals to other Holdco Group companies) of any whole or part of such Relevant Company’s assets, the cumulative Fair Market Value of which amounts to greater than 10% of the Fair Market Value of the Holdco Group at the time of disposal; and

2.8

the making by any Relevant Company of any loan of whatever nature to any person or entity (other than to another Holdco Group company), including specifically (but without limitation) individual loans to directors or employees of such Relevant Company.

3.	Consultative Matters

3.1

Any aggregate increase by any Relevant Company in remuneration (which shall include all direct and indirect employee benefits), where such aggregate increase results in the total aggregate cost to company for senior management increasing by 20% more than any particular period’s CPI;

3.2

the entering into of any contract(s) by any Relevant Company which falls within the ordinary course of business, with a cumulative value greater than 10% of the Fair Market Value of the Holdco Group on an annualised basis;

3.3

the payment by any Relevant Company of profit share or remuneration and bonuses to employees of such Relevant Company or any other person (other than a Shareholder) and the making of any offers, or granting of any options, to employees or any other persons (other than a Shareholder);

3.4

the institution or settlement by any Relevant Company of any legal mediation, arbitration or criminal proceedings or tax hearings of any nature, other than debt collections in the ordinary course of business (“Debt Collections”); and the consent to any judgment or award being given against such Relevant Company other than in respect of Debt Collections; provided that this provision shall not apply in respect of litigation proceedings instituted or to be instituted against a Qualifying Shareholder and/or any member of respectively the Atlatsa Group or the AAPL Group and/or any Director and/or any director of any company in respectively the Atlatsa Group or the AAPL Group. In the case of legal matters that need to be brought or defended urgently, a detailed legal report after the event shall be acceptable; and

3.5	the approval of any long-term strategic or business plan and budget of any Relevant Company (whether annual or otherwise) or any material variation thereof.

4.	Sub-Committee Consultation

The Parties shall procure that the board of each Relevant Company shall establish and maintain, as a sub-committee of such board, appropriate committees (“Committees”), which will be subject to appropriate procedures in respect of their operation and in respect of the maintenance of appropriate corporate governance, in order to consider and to develop and take decisions in respect of:

4.1	the policy and/or any amendment to the policy adopted from time to time by any Relevant Company in respect of and/or in connection with any foreign exchange or metal price exposure;

4.2	the policy, or any amendment to the policy adopted from time to time by any Relevant Company in respect of dividends;

4.3	the adoption and/or the departure by any Relevant Company from generally accepted standards and international best practices in mining; and

4.4

the appointment of respectively the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (collectively “Executives”) of any Relevant Company, it being specifically recorded (without limitation) that any Shareholder shall be entitled to nominate any Executive for appointment.

It is specifically recorded that a Shareholder which holds more than 50% of the issued Shares shall be entitled to majority representation on each relevant Committee. All decisions of each Committee will be taken by a majority vote, on the basis that each representative of each Shareholder on each Committee shall have as many votes on all matters submitted to such Committee as is equal to the number of Shares held by the Shareholder by whom such representative was appointed, divided by the number of representatives appointed by that Shareholder present and voting at the meeting.

Schedule 2

BEE PRINCIPLES AND PRE-EMPTIVE RIGHTS

1.	INTERPRETATION

Unless the context otherwise requires, capitalised words and expressions used in this BEE Principles Schedule shall bear the same meanings given to them in the Agreement.

2.	GENERAL PRINCIPLES

2.1

Plateau shall procure that each of the Atlatsa Parties shall, for the duration of the Initial Period, use its reasonable commercial endeavours (including, without limitation, on the delivery by RPM to them of an appropriate written request) to act in the interests of the AAPL Group in respect of and/or in connection with the ability of any member of the AAPL Group to retain the Credits and/or to be credited with and/or to be afforded and/or granted appropriate benefits in respect of the AAPL Group, as a result of the Transaction and/or the Refinancing Transaction; having participated in the facilitation of BEE; and/or other empowerment, as contemplated in Section 2(d) of the MPRD Act.

2.2

Notwithstanding any definition and/or any other clause in this Agreement, the provisions of this BEE Principles Schedule shall not apply to the subscription for, holding of and exercise of rights in respect of the “B” preference shares (issued in accordance with the B Preference Share Documents) (““B” Preference Shares”) or any conversion of any and/or all of the “B” Preference Shares into ordinary shares in the share capital of Plateau, immediately prior to such shares being exchanged for ordinary shares in Atlatsa, in accordance with any AAPL Funding Agreement and/or the B Preference Share Documents.

3.	INITIAL PERIOD

3.1

If a Structural Change shall occur during the Initial Period, the composition of the Controlling Group Structure shall, with effect from the date of such change, be deemed to have been amended accordingly.

3.2	By no later than 20 Business Days after:

3.2.1	a Structural Change shall have occurred; or

3.2.2	Plateau shall have received a written request from RPM in this regard,

Plateau shall notify RPM in writing (“Group Structure Notice”) of the composition of the then Controlling Group Structure and the Empowerment Status. Plateau hereby warrants that the contents of each Group Structure Notice shall be a true and accurate reflection of respectively the constituent parts of the Controlling Group Structure and the Empowerment Status.

4.	INITIAL PERIOD DEFAULT

4.1

If, at any time during the Initial Period, a Structural Change shall have occurred which is not a Permitted Structural Change (“Initial Period Default”), Plateau shall give written notice (“Default Notice”) of such Initial Period Default to RPM, as soon as possible in the circumstances after such Initial Period Default shall have occurred. In the event that Plateau shall have failed, for whatever reason, to give such Default Notice, RPM shall be entitled, on its becoming aware that such Initial Period Default shall have occurred, to give notice in respect thereof to Plateau, in which event such written notice given by RPM shall constitute the Default Notice.

4.2	Plateau shall, in the first instance, be entitled and obliged to Remedy or Cure or procure the Remedy or Cure of the Initial Period Default:

4.2.1

in the event that the Initial Period Default shall have occurred by reason of and/or as a result of circumstances within the control and/or direction of the Atlatsa Parties, or any of them, by not later than 60 days after the delivery of the Default Notice; provided that Plateau shall, in such circumstances, deliver to RPM by not later than 15 days after delivery of the Default Notice, a detailed written action plan setting out the manner in which and the timeframe within which Plateau proposes to Remedy or Cure or procure the Remedy or Cure of such Initial Period Default;

4.2.2	in the event that the Initial Period Default shall have occurred other than by reason of and/or as a result of circumstances within the control and/or direction of the Atlatsa Parties, or any of them, subject to clause 4.2.3 of this BEE Principles Schedule, by not later than 180 days after the delivery of the Default Notice, provided that Plateau shall, in such circumstances, deliver to RPM by not later than 90 days after the delivery of the Default Notice, a detailed written action plan setting out the manner in which and the timeframe within which Plateau proposes to Remedy or Cure or procure the Remedy or Cure of such Initial Period Default; and

4.2.3

notwithstanding the provisions of clauses 4.2.1 and 4.2.2 of this BEE Principles Schedule, in the event that the Minister and/or the DMR shall have delivered a written notice to RPM, in respect of and/or in connection with an Initial Period, Default, stating that any of the Credits and/or the entitlement and/or ability of RPM to derive any benefit of whatsoever nature in respect of and/or in connection with its having participated in the facilitation of BEE and/or other empowerment, as contemplated in Section 2(d) of the MPRD Act, which would otherwise (but for such Initial Period Default) have been available to RPM (including, without limitation, in respect of and/or in connection with the AAPL Old Order Rights, or any of them), shall be in jeopardy or shall be adversely affected unless RPM shall take appropriate action, by not later than the date specified in such written notice, or (in the event that such written notice shall not specify any date) by such date as RPM shall reasonably determine and specify in writing.

5.	COMPULSORY DISPOSAL

5.1

In the event that an Initial Period Default shall have occurred and shall not have been Remedied or Cured, notwithstanding the elapse of the appropriate time period specified in clause 4 of this BEE Principles Schedule, RPM shall be entitled, within 120 days after the elapse of such time period, to deliver a written notice (“Compulsory Disposal Notice”) to Plateau, on receipt of which Plateau shall be obliged to sell, within a period of 120 days after the delivery of the Compulsory Disposal Notice to Plateau (“Compulsory Disposal Period”), all of its Shares and Claims (collectively “Disposal Interest”) to a Qualifying Person (“Qualified Purchaser”).

5.2

In the event that Plateau shall have failed to enter into an unconditional binding agreement in respect of the sale of the Disposal Interest to a Qualified Purchaser by not later than the expiry of the Compulsory Disposal Period, or, in the event that Plateau shall have entered into a conditional binding agreement in respect of the sale of the Disposal Interest to a Qualified Purchaser before the expiry of the Compulsory Disposal Period but the condition to such agreement (being, for these purposes, a condition only that appropriate regulatory consent shall have been obtained in respect of such sale) shall not have been fulfilled by not later than a further 120 days (after the expiry of the Compulsory Disposal Period) (“Implementation Period”), Plateau shall appoint in rem suam an independent merchant bank with appropriate expertise and experience in respect of the sale of interests similar to the Disposal Interest, as soon as reasonably possible in the circumstances, to sell the Disposal Interest to a Qualified Purchaser. In the event that Plateau shall fail, by not later than 5 Business Days after the expiry of the Implementation Period, to appoint such independent merchant bank on the basis set out herein, RPM shall be entitled, as the agent for and on behalf of Plateau, to appoint such independent merchant bank for the purposes specified herein. Without limiting the generality of any of the foregoing, it is specifically recorded that:

5.2.1

the terms of any appointment of an independent merchant bank to sell the Disposal Interest to a Qualified Purchaser must oblige the merchant bank to endeavour to sell the Disposal Interest at the best possible price in the circumstances; and

5.2.2

Plateau shall be responsible for and shall bear all of the costs of and incidental to the appointment of such independent merchant bank, the costs of such independent merchant bank and of the sale of the Disposal Interest.

5.3

After the implementation of any compulsory disposal of a Disposal Interest, in accordance with the provisions of clauses 5.1 and 5.2 of this BEE Principles Schedule, the Group structure of the relevant Qualified Purchaser shall be deemed to constitute the Controlling Group Structure and the provisions of this BEE Principles Schedule shall apply thereto.

5.4

In the event that an Initial Period Default shall have occurred and RPM shall have failed for whatever reason to timeously exercise its rights in terms of this clause 5, clauses 5.1 to 5.3 (both inclusive) of this BEE Principles Schedule shall have no further application in respect of such Initial Period Default.

6.	CHANGE OF CONTROL

6.1

Notwithstanding any other provisions of this Agreement, in the event that Holdco shall be subject to a Change of Control. Plateau shall give written notice (“Control Change Notice”) of same to RPM, as soon as possible in the circumstances after such Change of Control shall have occurred. In the event that Plateau shall have failed, for whatever reason, to give such Control Change Notice, RPM shall be entitled, on its becoming aware that such Change of Control shall have occurred, to give notice in respect thereof to Plateau, in which event such written notice given by RPM shall constitute the Control Change Notice.

6.2

Plateau shall, in the first instance, be entitled and obliged to Remedy or procure the Remedy of the Change of Control by not later than 35 days after the delivery of the Control Change Notice (“Remedy Period”). For the sake of clarity, it is agreed that any action taken by Plateau that shall constitute a Remedy and a Cure, shall, for the purposes of this clause 6.2, be deemed to constitute only a Remedy and not a Cure.

6.3

If Plateau shall not have Remedied the Change of Control within the Remedy Period, RPM shall be entitled (“Put Option”) in its sole discretion, in addition and without limitation to any of its other rights arising in terms hereof, to sell its entire interest in Holdco (“Put Interest”) (comprising its Shares and Claims) to Plateau, which shall be obliged to purchase such interest, on the basis that:

6.3.1

RPM, if it wishes to exercise its Put Option, shall be obliged to exercise its entitlement to sell its Put Interest by the delivery of a written notice (“Put Notice”) to Plateau, by not later than 30 Business Days after the Remedy Period shall have elapsed; provided that in circumstances where a Structural Change shall have resulted in an Initial Period Default and a Change of Control of Holdco and RPM shall have elected to exercise its entitlement in terms of clause 5 of this BEE Principles Schedule, by way of delivering a Compulsory Disposal Notice to Plateau, RPM shall be entitled to exercise its Put Option by the delivery of a Put Notice to Plateau’s Permitted Successor, within the 30 Business Day period after the compulsory disposal contemplated in clause 5 of this BEE Principles Schedule shall have been implemented;

6.3.2	the purchase price payable by Plateau, or its Permitted Successor, as the case may be, to RPM for the Put Interest shall be the Fair Market Value thereof;

6.3.3

save that RPM shall represent and warrant that it shall be able and entitled validly and effectively to deliver the Put Interest to Plateau, or its Permitted Successor, as the case may be, which shall acquire the Put Interest free from any lien, charge and/or encumbrance, RPM shall make no representations and give no warranties in respect of the Put interest, which shall be sold voetstoots and as it stands;

6.3.4

Plateau or its Permitted Successor, as the case may be shall pay the purchase price in respect of the Put Interest to RPM in cash, without set-off and/or deduction, by the transfer of the full amount due in immediately available funds to such bank account as RPM may reasonably specify. Payment of the purchase price shall be made by not later than 5 Business Days after the last of all necessary and appropriate regulatory and shareholder consents shall have been obtained in respect of the transfer of the Put Interest (Plateau hereby undertaking to use its reasonable commercial endeavours to obtain all such regulatory consents as soon as reasonably possible in all prevailing circumstances);

6.3.5	in circumstances where a Structural Change shall have resulted in an Initial Period Default and a Change of Control of Holdco:

6.3.5.1

in the event that RPM shall have elected to exercise its entitlement in terms of clause 5 of this BEE Principles Schedule, by way of delivering a Compulsory Disposal Notice to Plateau, it shall not be entitled to exercise its Put Option until such time as the compulsory disposal contemplated in clause 5 of this BEE Principles Schedule shall have been implemented;

6.3.5.2

in the event that RPM shall have exercised its Put Option in circumstances where a Compulsory Disposal Notice shall not have been delivered to Plateau, RPM shall not be entitled to further deliver to Plateau a Compulsory Disposal Notice in terms of clause 5.1 of this BEE Principles Schedule; and

6.3.5.3

in the event that RPM shall have elected to exercise its entitlement in terms of clause 5 of this BEE Principles Schedule, by way of delivering a Compulsory Disposal Notice to Plateau, RPM shall be obliged to deliver to Plateau, within 15 Business Days after having been informed in writing by Plateau of the identity/ies of the proposed Qualified Purchaser/s (only one of which shall ultimately acquire Plateau’s Shareholding and Claims in accordance with the provisions of clause 5 of this BEE Principles Schedule), an irrevocable election to exercise or to waive the Put Option in respect of each proposed Qualified Purchaser, which election shall be conditional on the implementation of the relevant compulsory disposal to such Qualified Purchaser/s, and failing delivery of any such irrevocable election within the time period specified above, the relevant Put Option shall lapse; and

6.3.6	RPM shall not be entitled to exercise the Put Option in circumstances where it shall be entitled to exercise the tag along provisions contained in clause 8 of this BEE Principles Schedule.

6.4

In the event that RPM shall be subject to a Change of Control, Plateau shall be entitled to purchase, and RPM shall be obliged to sell to Plateau, RPM’s entire interest in Holdco (including its Shares and Claims) (“Call Option”), mutatis mutandis on the basis described in clauses 6.1, 6.2 and 6.3 of this BEE Principles Schedule.

6.5

In the event that RPM and Plateau shall have failed for whatever reason to timeously exercise their respective rights in terms of this clause 6, clauses 6.1 to 6.4 (both inclusive) of this BEE Principles Schedule shall have no further application in respect of the relevant Change of Control.

7.	PRE-EMPTIVE RIGHTS

7.1

In the event that a Shareholder (“Offeror”) (in the case of Plateau, subject to the provisions of clause 3 - “Initial Period Default”) wishes to sell, transfer, alienate and/or otherwise dispose of any of its Shares and Claims (“Sale Interest”), the Offeror shall deliver a written offer (“Offer”) to the other Shareholders (“Offerees”) offering to sell the Sale Interest to the Offerees, on the following terms and conditions:

7.1.1	the Offer shall:

7.1.1.1	be in writing and shall be delivered by the Offeror to each Offeree; and

7.1.1.2

stipulate a consideration (“Price”), which will sound either in cash in South African Rands, or which shall sound in securities listed on the JSE Limited (“JSE”). In the event that the Price shall sound in listed securities, the amount of the Price (“Securities Price”) shall be equal to the amount in number of such securities multiplied by the 30 day volume weighted average traded price (“VWAP”) of such securities on the JSE, in respect of the 30 days immediately preceding the date of receipt of the Offer by the Offerees; and each Offeree shall be entitled, if it elects to accept the Offer, to pay the Price either in cash, in South African Rands, or to pay the Price in securities (“Payment Securities”) listed on the JSE, provided that the Securities Price of the Payment Securities shall not be less than the Price;

7.1.2

the Offerees shall be entitled, pro rata to their Shareholdings, to accept the Offer (in whole and not a portion only) at any time within the period of 30 Business Days commencing on the date on which the Offer shall have been received by the Offerees, during which period the Offer shall be irrevocable. Each Offeree shall, in the event that it wishes to accept the Offer, deliver a written notice (“Acceptance Notice”) to the Offeror, within such 30 Business Day period; provided that, if any Offeree fails to accept its pro rata portion (“Declined Portion”) of the Sale interest within such 30 Business Day period, the other Offerees who shall have, accepted the Offer, shall he entitled to accept the Declined Portion pro rata to their respective Shareholdings, or as otherwise agreed amongst themselves, by delivering a further written notice (“Further Acceptance Notice”) to that effect to the Offeror within 5 Business Days from the expiration of such 30 Business Day period (both the 30 Business Day period and the 5 Business Day period specified in this clause 7.1.2 being collectively referred to as the “Offer Period”);

7.1.3

each Offeree shall not accept delivery of its portion of the Sale Interest unless and until it shall have received all necessary regulatory consents in respect of such delivery, and (without limitation) shall, at any time during the period of 120 days after the delivery by it of an Acceptance Notice or a Further Acceptance Notice, as the case may be, be entitled to advise the Offeror in writing that such Offeree is not able to accept transfer of the Sale Interest by reason of the operation of the MPRD Act and/or the Competition Act, in which event such Offeree shall be entitled, in such written notice, to nominate a third party to whom such Offeree intends to cede and delegate its rights and/or obligations in terms of and/or in connection with its acquisition of a portion of the Sale Interest in terms of its Acceptance Notice or Further Acceptance Notice, as the case may be. The Offeror irrevocably and unconditionally hereby consents in respect of such cession and delegation, and undertakes to deliver such portion of the Sale Interest to such third party on the receipt by it of all necessary regulatory consents in respect of such delivery (it being specifically recorded that each Offeree shall use its reasonable commercial endeavours in order to obtain the necessary regulatory consents in respect of such delivery as soon as reasonably possible in all prevailing circumstances); and

7.1.4

the Offerees shall pay the Price to the Offeror, without set-off and/or deduction, on the day on which each of the Offerees (or their respective nominees) shall be able and entitled to accept delivery of their respective portions of the Sale Interest.

7.2

In the event that the Offerees (or some of them, as the case may be) shall, for whatever reason, fail to accept the whole (and not a portion only) of the Sale Interest comprising the Offer during the Offer Period, the Offeror shall be entitled, at any time during the period of 45 Business Days immediately following the expiration of the Offer Period, to enter into a written agreement in respect of the sale of the Sale Interest to any third party, provided that:

7.2.1	such sale shall not be on terms and conditions more favourable and/or for a purchase price which shall be less than the terms and conditions and purchase price specified in the Offer; and

7.2.2	such third party shall, before the transfer of the Sale Interest to it, have bound itself as a party to the Agreement

7.3

The provisions of this clause 7 of this BEE Principles Schedule shall not apply to any compulsory disposal of Plateau’s Shareholding in accordance with the provisions of clause 5 of this BEE Principles Schedule.

8.	TAG ALONG

In the event that a Shareholder (“Controlling Shareholder”) shall be entitled, in terms of clause 7.2 of this BEE Principles Schedule; to sell more than 50% of the issued Shares (“Tag Interest”) to any third party, each of the remaining Shareholders (“Minority Shareholders”) shall be entitled, by not later than 15 Business Days after having been informed of the identity of such third party and by written notice delivered to the Controlling Shareholder, to demand that the Controlling Shareholder shall, if it so sells the Tag Interest to a third party, procure that such third party shall offer to purchase such Minority Shareholder’s Shares and Claims (“Minority Interest”) (which offer such Minority Shareholder shall be deemed to have accepted) at the same purchase price and on the same terms and conditions as shall be applicable as between the Controlling Shareholder and such third party (provided only that such purchase price shall be pro rated to take into account the lower number of Shares and the lesser face value of the Claims as shall constitute such Minority Interest) and the Controlling Shareholder shall be obliged to procure that the third party shall purchase such Minority Interest by not later than the date on which such third party shall purchase the Tag Interest, failing which the Controlling Shareholder, notwithstanding the stipulations of clause 7.2 of this BEE Principles Schedule, shall not be entitled to and shall not sell the Tag Interest and, if it so wishes to sell the Tag Interest, shall again be obliged to follow the procedure set out and stipulated in clause 7 of this BEE Principles Schedule, whereupon the stipulations of this clause 8 shall again be applicable; provided that this clause 8 shall in no circumstances apply to any compulsory disposal in terms of clause 5 of this BEE Principle Schedule.

9.	SURVIVAL OF RPM’S RIGHTS

In the event that RPM shall at any time during the Initial Period dispose of all of its Shares and Claims (other than in circumstances that such disposal shall be in breach of or shall constitute the result of the breach by RPM of any of its obligations to Plateau as recorded herein) the entitlement of RPM and the obligations of Plateau in respect of and/or in connection with acting, during the Initial Period, in the interests of and maintaining the entitlements and/or benefits of RPM in respect of empowerment as contemplated in Section 2(d) of the MPRD Act (as described in clause 22.3 of the Agreement and clause 2 of this BEE Principles Schedule), shall be and remain of full force and effect, notwithstanding that RPM shall no longer have any interest in the Holdco Business.

10.	SOLE REMEDY

It is recorded that in respect of any Initial Period Default and/or Change of Control, the sole remedies available to RPM or Plateau, as the case may be, are those recorded in respectively clauses 4, 5 and 6 of this BEE Principles Schedule.

Schedule 3.1

	COMPANY NAME / TRUST NAME	Qty shares /votes in company	Interest in company %	Qty shares in Pelawan	Gender	Female vote	Male vote	Female beneficial	Male beneficial
7.1	African Minerals Professionals (Pty) Ltd			17.0%
	SHAREHOLDERS
	Asna Happy Chris Harold Motaung	257	25.8%	4.4%	M	0.0%	4.4%	0.0%	4.4%
	Josiah Mashigo	200	20.1%	3.4%	M	0.0%	3.4%	0.0%	3.4%
	Moropa Ebenezer Madisha	184	18.5%	3.1%	M	0.0%	3.1%	0.0%	3.1%
	Menzi Gqweta	184	18.5%	3.1%	M	0.0%	3.1%	0.0%	3.1%
	Ralebuso Paul Bokaba	171	17.2%	2.9%	M	0.0%	2.9%	0.0%	2.9%
		996
7.2	Sivanda Trust			2.0%
	TRUSTEES
	Josiah Mashigo	1	20.0%	0.4%	M	0.0%	0.4%
	Lindani Mthwa	1	20.0%	0.4%	M	0.0%	0.4%
	Mzwandile Nombewu	1	20.0%	0.4%	M	0.0%	0.4%
	Harold Motaung	1	20.0%	0.4%	M	0.0%	0.4%
	Mncedisi Ndlovu	1	20.0%	0.4%	M	0.0%	0.4%
		5
7.2.2	Beneficiaries are a group of previously disadvantaged students							1.0%	1.0%
	Assume percentage to be female	50%
7.3	Legakabie Mining and Exploration (Pty) Ltd			6.9%
	SHAREHOLDERS
	Mapholo Isabell Mohale	140	9.3%	0.6%	F	0.6%	0.0%	0.6%	0.0%
	Mpopelele Jeanette Maja	400	26.7%	1.8%	F	1.8%	0.0%	1.8%	0.0%
	Lazarus Mboshwa Mahlangu	400	26.7%	1.8%	M	0.0%	1.8%	0.0%	1.8%
	Ramatsimele Francinah Motjoadi	140	9.3%	0.6%	F	0.6%	0.0%	0.6%	0.0%
	Mathuding Julia Ramatlhodi	420	28.0%	1.9%	F	1.9%	0.0%	1.9%	0.0%
		1500
7.4	Basadi-Ba-Bapedi Cultural Development Trust			1.6%
	TRUSTEES
	Ramatsemele Francinah Motjoadi

	COMPANY NAME / TRUST NAME	Qty shares /votes in company	Interest in company %	Qty shares in Pelawan	Gender	Female vote	Male vote	Female beneficial	Male beneficial
	Kgaapu Stanley Mphahlele
	Thokwane Phineas Moloto
	Ramatsobane Happy Thaba
	Arietta Franks
	Mathoie Serofo Motshega
	Mmabatho Maureen Seboko
7.4.2	All rights, title and interest in Pelawan vested into trust noted in 7.4.2

7.4.2	Basadi-Ba-Bapedi Cultural Development Trust 2
	TRUSTEES
	Ramatsemele Francinah Motjoadi	1	33.3%	0.5%	F	0.5%	0.0%
	Kgaapu Stanley Mphahlele	1	33.3%	0.5%	M	0.0%	0.5%
	Thokwane Phineas Moloto	1	33.3%	0.5%	M	0.0%	0.5%
		3
7.4.2.3	Beneficiaries are HDPs							1.6%	0.0%
	Assume percentage to be female	100%
7.5	Zonkizizwe Investment Trust			4.0%
	TRUSTEES
	Henry Gordon Makgoti	1	33.3%	1.3%	M	0.0%	1.3%
	Hermanus Gabriel Loots	1	33.3%	1.3%	M	0.0%	1.3%
	Kopeng Obed Bapela	1	33.3%	1.3%	M	0.0%	1.3%
		3
7.5.3	The income beneficiaries of this trust are the shareholders of ZIPL
	SHAREHOLDERS
	P M Langa	16.66%	16.7%	0.7%	M			0.0%	0.7%
	H G Makgothi	16.67%	16.7%	0.7%	M			0.0%	0.7%
	B A Manci	16.67%	16.7%	0.7%	M			0.0%	0.7%
	G N Shope	16.67%	16.7%	0.7%	M			0.0%	0.7%
	H G Loots	16.67%	16.7%	0.7%	M			0.0%	0.7%
	J N Nkadimeng	16.66%	16.7%	0.7%	M			0.0%	0.7%
		100.00%

2

	COMPANY NAME / TRUST NAME	Qty shares /votes in company	Interest in company %	Qty shares in Pelawan	Gender	Female vote	Male vote	Female beneficial	Male beneficial
7.6	Prime Skill Development Trust			4.0%
	TRUSTEES
	Gladstone Reuben	1	33.3%	1.3%	M	0.0%	1.3%
	Tumelo Motsisi	1	33.3%	1.3%	M	0.0%	1.3%
	Shahil Maharaj	1	33.3%	1.3%	M	0.0%	1.3%
		3
7.6.2	Beneficiaries are HDP unskilled youth, people with disabilities and women							2%	2%
	Assume percentage to be female	50%
7.7	African Mining Development Trust			4.0%
	TRUSTEES
	David Nhlapo	1	33.3%	1.3%	M	0.0%	1.3%
	Ray Conco	1	33.3%	1.3%	M	0.0%	1.3%
	Mthunzi Qawa	1	33.3%	1.3%	M	0.0%	1.3%
		3
7.7.3	Beneficiaries are HDP							2%	2%
	Assume percentage to be female	50%
7.8	Africa Without Boundaries Mining (Pty) Ltd			10.0%
	SHAREHOLDERS
	Raesibe Gloria Tlokana (Director)	200	20.0%	2.0%	F	2.0%	0.0%	2.0%	0.0%
	Dikeledi Phatudi	200	20.1%	2.0%	F	2.0%	0.0%	2.0%	0.0%
	Pauline Mametsi Kgati	150	15.0%	1.5%	F	1.5%	0.0%	1.5%	0.0%
	Akose Lucia Maaka	150	15.0%	1.5%	F	1.5%	0.0%	1.5%	0.0%
	Innocent Khathi (Director)	300	30.0%	3.0%	F	3.0%	0.0%	3.0%	0.0%
		1000
7.9	Leswika Womens Invertments (Pty) Ltd			10.0%
	SHAREHOLDERS
	Khensani Mavis Chabane	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Thembisile Geraldine Kumalo	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Gloria Grace Mabunda (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Phillistus Dikeledi Magadzi (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%

3

	COMPANY NAME / TRUST NAME	Qty shares /votes in company	Interest in company %	Qty shares in Pelawan	Gender	Female vote	Male vote	Female beneficial	Male beneficial
	Helen Dinoe Mphahlele (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Makau Mary Mavanyisi	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Christina Mashangu Mayevu (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Layla Mahomed Motau	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Grace Mushwana	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Vuyiswa Zola Ngendane (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Thembislle Ellen Nwedamutswu	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Mahlodi Alice Phatudi (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Katametsi Pollet Sennelo (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Innocentia Menge Mabuela	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Nanikie Sophie Mabuela (Director)	0	0.0%	0.0%	F	0.0%	0.0%	0.0%	0.0%
		140
7.10	Miracle Mile Investments 74 (Pty) Ltd			4.0%
	SHAREHOLDERS
	Lucky Mbangeni	13	1.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Edwin Bogopa	13	1.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Arthur Marawa	8	0.8%	0.0%	M	0.0%	0.0%	0.0%	0.0%
	Daniel Phalana (Director)	33	3.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Tshepo Marule	13	1.3%	0.1%	M	0,0%	0.1%	0.0%	0.1%
	M Ntsoane (Director)	43	4.3%	0.2%	M	0.0%	0.2%	0.0%	0.2%
	Kabelo Molisana	13	1.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Mzamani Mdaka	64	6.4%	0.3%	M	0.0%	0.3%	0.0%	0.3%
	Dennis Mashile	13	1.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Dalikhaya Rain Zihlangu	43	4.3%	0.2%	M	0.0%	0.2%	0.0%	0.2%
	Tebogo Makou (Director)	33	3.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Theo Qabaka	8	0.8%	0.0%	M	0.0%	0.0%	0.0%	0.0%
	Masempane Lydia Thato Makola (Director)	0	0.0%	0.0%	M	0.0%	0.0%	0.0%	0.0%
	Maabi Foundation Trust	650	65.0%	2.6%	M	0.0%	2.6%	0.0%	2.6%
	Lentswe Consulting (Pty) Ltd	53	5.3%	0.2%	F	0.2%	0.0%	0.2%	0.0%
		1000
7.11	Figure Eight Investments (Pty) Ltd			24.0%
	SHAREHOLDERS
	Tumelo Motsisi family trust	50	50.0%	12.0%

4

	COMPANY NAME / TRUST NAME	Qty shares /votes in company	Interest in company %	Qty shares in Pelawan	Gender	Female vote	Male vote	Female beneficial	Male beneficial
	Thandiswa Mahlati	50	50.0%	12.0%
		100
7.11.2	Tumelo Motsisi Family Trust
	TRUSTEES
	Tumeio Motsisi	1	33.3%	4.0%	M	0.0%	4.0%
	Mooketsi Motsisi	1	33.3%	4.0%	M	0.0%	4.0%
	David Howard Levine	1	33.3%	4.0%	M	0.0%	4.0%
		3
	BENEFICIARIES
	Tumelo Moathlodi Motsisi	1	50.0%	6.0%	M			0.0%	6.0%
	Tsepo Levi Motsisi	1	50.0%	6.0%	M			0.0%	6.0%
		2
7.11.3	Zenzolo Trust
	TRUSTEES
	Thandiswa Mahlati	1	50.0%	6.0%	F	6.0%	0.0%
	Paddy Dennis Lockitch	1	50.0%	6.0%	M	0.0%	6.0%
		2
	BENEFICIARIES
	Lonwabo Fezekile Mahlati	1	33.3%	4.0%	M			0.0%	4.0%
	Thandiswa Mahlati	1	33.3%	4.0%	F			4.0%	0.0%
	Zimvo Mahlati	1	33.3%	4.0%	M			0.0%	4.0%
	any other children born of the marriage	3
	between Lonwabo Fezelikile Mahlati and Thandiswa Mahlati
7.12	Tshanduko Investments (Pty) Ltd			6.9%
	SHAREHOLDERS
	Nazir Ahmed Kathrada	250	25.0%	1.7%	M	0.0%	1.7%	0.0%	1.7%
	Mncedisi Richard Ndlovu	250	25.0%	1.7%	M	0.0%	1.7%	0.0%	1.7%
	Sifiso Winston Ngema	250	25.0%	1.7%	M	0.0%	1.7%	0.0%	1.7%
	Nontsikelelo Ngwenya	250	25.0%	1.7%	F	1.7%	0.0%	1.7%	0.0%
	Dudula Mpumelelo (Director)	0	0.0%	0.0%	F	0.0%	0.0%	0.0%	0.0%

5

	COMPANY NAME / TRUST NAME	Qty shares /votes in company	Interest in company %	Qty shares in Pelawan	Gender	Female vote	Male vote	Female beneficial	Male beneficial
	Mthembeni Lawrence Mkhize (Director)	0	0.0%	0.0%	M	0.0%	0.0%	0.0%	0.0%
		1000
7.13	Mookodi Trading (Pty) Ltd			4.0%
	SHAREHOLDERS
	Welhemina Neo Moleko (Director)	20	20.0%	0.8%	F	0.8%	0.0%	0.8%	0.0%
	Pinkie Sharon Kekana (Director)	20	20.0%	0.8%	F	0.8%	0.0%	0.8%	0.0%
	Semakaleng Mirriam Moatlhodi (Director)	20	20.0%	0.8%	F	0.8%	0.0%	0.8%	0.0%
	Maria Mokigaetjie Dorah Maraba (Director)	20	20.0%	0.8%	F	0.8%	0.0%	0.8%	0.0%
	Moshito Rosinas Victoria Mokgalong (Director)	20	20.0%	0.8%	F	0.8%	0.0%	0.8%	0.0%
	Mamodupi Maria Rantho (Director)	0	0.0%	0.0%	F	0.0%	0.0%	0.0%	0.0%
		100
7.14	Ditau Investment Company (Pty) Ltd			1.2%
	SHAREHOLDERS
	Constance Bontihe Bapela (Director)	34	37.8%	0.5%	F	0.5%	0.0%	0.5%	0.0%
	Lemuel Tebogo Kupi (Director)	30	33.3%	0.4%	M	0.0%	0.4%	0.0%	0.4%
	Norman Mahlomola Tabane (Director)	10	11.1%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Thoko Elizabeth Hlatywayo	5	5.6%	0.1%	F	0.1%	0.0%	0.1%	0.0%
	Kedibone Anna Hlatshwayo	5	5.6%	0.1%	F	0.1%	0.0%	0.1%	0.0%
	Themba Paul Bapela (Director)	2	2.2%	0.0%	M	0.0%	0.0%	0.0%	0.0%
	Grace Anikie Makoe (Director)	2	2.2%	0.0%	F	0.0%	0.0%	0.0%	0.0%
	Sejaba Elisa Pitso (Director)	2	2.2%	0.0%	F	0.0%	0.0%	0.0%	0.0%
		90
7.15	Isolomzi Investments (Pty) Ltd			0.4%
	SOLE SHAREHOLDER
	Gladstoen Reuben	100	100.0%	0.4%	M	0.0%	0.4%	0.0%	0.4%
	Total			100%		38.2%	61.8%	42.2%	57.8%

6

Schedule 3.2

HDP
Non-HDP
50% plus one voting share or more
50% minus one voting share or less
Pelawan (South Africa)
100%
Pelawan Trust (South Africa)
Communities and ESOP
Public Shareholders
51.0%
Anooraq (Canada)
26.0%
100%
100%
N1C Resources Inc. (Cayman Islands)
Anooraq Minera Mexicana (Mexico)
100%
N2C Resources Inc. (Cayman Islands)
APL (South Africa)
100%
100%
Pelawan Dividend Trust (South Africa)
Plateau (South Africa)
RPM (South Africa)
51%
49%
Holdco (South Africa)
100%
Business
100%
100%
100%
100%
Boikgantsho
Kwanda
Opco (South Africa)
Micawber (South Africa)
100%
100%
100%
100%
Boikgantsho Sale Assets
Kwanda Sale Assets
LPM Business
Ga-Phasha Business

PELAWAN (an HDP)'s BENEFICIAL OWNERSHIP OF THE BUSINESS	ILLUSTRATIVE EXAMPLE – Non HDP may acquire up to 50% minus one voting share Beneficial Ownership in Equity of Pelawan
Pelawan's shareholding in Anooraq (expressed as a percentage)	51%(minimum)
multiplied by	x
the equity shareholding of Plateau in Holdco (expressed as a percentage)	51%
multiplied by	x
the Beneficial Ownership of the Business by Holdco (expressed as a percentage)	100%
	= 26%

Schedule 4